Exhibit 10.7

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (i) NOT MATERIAL, AND (ii) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. REDACTED INFORMATION IS MARKED WITH A [*****]

Shareholder Agreement

Of

Zhibao Technology (Shanghai) Co., Ltd. (currently known as Zhibao Technology Co., Ltd.)

Shareholder Agreement

This Shareholder Agreement (“this Agreement”) is made as of the [ ] day of [ ], [ ] in Shanghai by and among:

Investor in this Round:

Series A Investors: [*****]

Series Pre-A Investors: [*****]

Shareholder Agreement of Zhibao Technology (Shanghai) Co., Ltd.

Founding Shareholders:		[*****]

Group:	(1)

Zhibao Technology (Shanghai) Co., Ltd. (the “Company”, formerly known as Shanghai Julai Investment Management Co., Ltd.) (currently known as Zhibao Technology Co., Ltd.)

Registered address: Room 434, 4/F, No. 88 Maoxing Road, China (Shanghai) Pilot Free Trade Zone

Legal representative: Ma Botao

	(2)	Shanghai Anyi Network Technology Co., Ltd. (“Shanghai Anyi”) Registered address: Room 701A, Block B, No. 112 Liangxiu Road, Zhangjiang Hi-Tech Park, Shanghai Legal representative: Luo Xiao

	(3)

Sunshine Insurance Brokers (Shanghai) Co., Ltd. (“Sunshine Insurance”)

Registered Address: Unit 1101, 11/F, No. 6 Lane 2889, Jinke Road, China (Shanghai) Pilot Free Trade Zone

Legal representative: Li Minghua

The above parties shall hereinafter be referred to collectively as the “Parties” and individually as a “Party”.

Shareholder Agreement of Zhibao Technology (Shanghai) Co., Ltd.

[ ] shall hereinafter be referred to as the “Investor in this Round”; [*****] shall hereinafter be collectively referred to as “Series A Investors”; [*****] shall hereinafter be collectively referred to as “Series Pre-A Investors”; [*****] shall hereinafter be collectively referred to as “Investors in Previous Rounds”. Prior to the Capital Increase in this round, [*****] has been entitled to shareholders’ rights available to Series A Investors as a result of its acquisition of the Company’s equity interests transferred by [*****] ([*****]’s stake in the Company has been limited to RMB [*****] in registered capital corresponding to the equity interests transferred, and its investment amount has been limited to RMB [ ]). Prior to the Capital Increase in this round, [ ], the Investor in this Round, has been the shareholding platform of the Company’s Employee Equity Incentive Plans, and has been entitled to shareholders’ right available to non-investors as a result of its acquisition of the equity interests corresponding to RMB [*****] in the Company’s registered capital transferred by Founding Shareholders [*****] and [*****] ([*****]’s stake in the Company has been limited to RMB [*****] in the Company’s registered capital corresponding to the equity interests transferred). Prior to the Capital Increase in this round, [ ], the Investor in this Round, has been entitled to shareholders’ rights available to Series A Investors as a result of its acquisition of the Company’s equity interests transferred by the Series A Investor [*****] ([*****]’ stake in the Company has been limited to RMB [*****] in the Company’s registered capital corresponding to the equity interests transferred, and its investment amount has been limited to RMB [*****], i.e. the amount it has invested in the Company). During the Capital Increase in this round, [ ], the Investor in this Round, becomes entitled to shareholders’ rights available to the Investor in this Round as a result of the Capital Increase in this round (its investment amount is limited to RMB [ ], and its stake in the Company is limited to RMB [ ] in the Company’s additional registered capital corresponding to its subscription). To avoid ambiguity, the shareholders’ rights attached to the equity interests held by Series Pre-A Investors in the Company based on Series Pre-A financing shall hereinafter be collectively referred to as “Series Pre-A Shareholders’ Rights”; the shareholders’ rights attached to the equity interests held by Series A Investors in the Company based on Series A financing or acquired from a Series A Investor shall hereinafter be collectively referred to as “Series A Shareholders’ Rights”; the shareholders’ rights attached to the Company’s equity interests held by the Investor in this Round based on the current financing round, or held by the Investor in this Round based on the current financing round and transferred to others shall hereinafter be collectively referred to as “Series A+ Shareholders’ Rights”; the shareholders’ rights attached to the Company’s equity interests held by Series Pre-A Investors, Series A Investors and shareholders of the Company other than the Investor in this Round shall hereinafter be collectively referred to as “Shareholders’ Rights of Non-investors”. Among them, the Company’s equity interests transferred to [*****] by Founding Shareholders [*****] and [*****] shall only carry Shareholders’ Rights of Non-investors; the Company’s equity interests transferred to [*****] by the Series A Investor [*****] shall only carry Series A Shareholder’s Rights; and the Company’s equity interests acquired by [*****] based on the Capital Increase in this round shall only carry Series A+ Shareholders’ Rights.

The Investor in this Round and Investors in Previous Rounds shall be collectively referred to as “Investors”, [*****], Investors in Previous Rounds, [*****] and [*****] shall be collectively referred to as “Existing Shareholders”.

Whereas:

A.	[*****], the Company and [*****] signed the [*****] (the “Capital Increase Agreement”) as of the date hereof, whereby the Company intends to increase its registered capital to RMB [ ] through this Capital Increase, and the Investor in this Round will subscribe for an amount of RMB [ ] in the Company’s additional registered capital at a premium of RMB [ ].

B.	The Parties intend to provide for the governance of the Company, the rights and obligations of the Parties and other matters that may arise after the completion of this Capital Increase through this Agreement.

Shareholder Agreement of Zhibao Technology (Shanghai) Co., Ltd.

NOW, THEREFORE, the Parties agree as follows upon negotiation:

1	Definitions and Acronyms

For the purposes hereof, unless otherwise provided, the following terms as used herein shall have the meanings set forth below:

1.1	“This Capital Increase” means the subscription by the Investor in this Round for an amount of RMB [ ] in the Company’s additional registered capital at a premium of RMB [ ], as agreed in the Capital Increase Agreement.

1.2	“Investor in this Round” means [ ].

1.3	“Founding shareholders” collectively means [*****], [*****] and [*****].

1.4	“Laws” means the laws, regulations, rules and judicial interpretations, precedents, regulatory requirements, requirements of competent Government Agencies, regulatory rules, etc. officially promulgated by legislatures at all levels and other competent authorities and made known to the public in any jurisdiction.

1.5	“Company” means Zhibao Technology (Shanghai) Co., Ltd.

1.6	“Articles of Association” means the Articles of Association of Zhibao Technology (Shanghai) Co., Ltd. currently in force and as amended, updated, supplemented, restated or replaced from time to time.

1.7	“Working Day” means any natural day which is not a Saturday, Sunday or statutory holiday in China.

1.8	“Affiliate” means, in relation to any party, another party that: (i) directly or indirectly controls, whether alone or jointly with another person, such party; (ii) can directly or indirectly exert significant influence over such party in making decisions (including but not limited to the ability to control or jointly control the board of directors or another governing body of such party, or to direct or decide on the management and policies of such party through ownership of voting rights or by contract, agreement or otherwise); (iii) is controlled or jointly controlled by the same third party that controls or jointly controls such party; (iii) is a close family member, person acting in concert, nominee or trust beneficiary of such party; or (iv) has any of the above relationship with an affiliate of such party.

1.9	“Qualified Listing” means the Company’s successful public issuance and listing of its shares on a trading board (whether the Sci-Tech Innovation Board, the ChiNext Board, the SME Board, or the Main Board) of Chinese domestic stock exchange market according to the Laws and regulations of China, or, subject to the common consent of all Investors, the Company’s reorganization into a wholly-owned subsidiary of an overseas holding company to publically issue shares and have them listed for trading in overseas stock exchange markets (including but not limited to the Stock Exchange of Hong Kong, the New York Stock Exchange, etc.) in accordance with the Laws and regulations of other countries and regions, or the Company’s listing of shares in any other way jointly consented to by all Investors in compliance with the regulatory requirements of the place of listing (for the avoidance of doubt, excluding the listing on the National Equities Exchange and Quotations). If the Company elects to publicly issue shares and/or have them listed for trading in a stock exchange market in any country/region other than Chinese domestic stock exchange market, the market value of the Company at the time of listing shall be no less than RMB 1.5 billion or its equivalent in US dollars.

Shareholder Agreement of Zhibao Technology (Shanghai) Co., Ltd.

1.10	“Qualified Acquisition” means, subject to the consent of Investors representing more than half of the voting rights then held by all Investors (all Investors shall vote together as a class), the acquisition of the Company’s equity interests or of the Company’s assets or undertakings by a third party, so that all of the equity interests then held by all Investors in the Company will be transferred in their entirety after the completion of such acquisition, or all Investors will be able to exit in a way satisfactory to them, and the valuation of the Company in such acquisition will be no less than RMB 1.5 billion.

1.11	“Group” collectively means the Company and all majority-owned Subsidiaries (unless otherwise provided in the Transaction Documents, excluding minority-owned Subsidiaries), branch companies and branch offices established directly or indirectly by the Company at home and abroad, or other economic entities over which the Company may exert actual or common control in any way.

1.12	“Principal Business of the Group” means insurance brokerage, Internet insurance brokerage and other insurance businesses.

1.13	“Closing” means that the total amount of Capital Increase stipulated in the Capital Increase Agreement has been fully paid up and the corresponding formalities for change of industrial and commercial registration have been completed.

1.14	“Closing Date” means the date on which the total amount of Capital Increase stipulated in the Capital Increase Agreement has been fully paid up and the corresponding formalities for change of industrial and commercial registration have been completed.

1.15	“Transaction Documents” means all agreements, correspondences, resolutions or other legal documents relating to this Capital Increase (including but not limited to the Shareholder Agreement and the Articles of Association and their respective exhibits and schedules, as amended, updated, supplemented, restated or replaced from time to time).

1.16	“Control” means direct or indirect ownership of more than fifty percent (50%) of the equity or voting rights of an enterprise, or direct or indirect ownership of more than fifty percent (50%) of any other equivalent assets of such enterprise, or any other legal rights to decide on the management of such enterprise alone. Entities include, without limitation, individuals, partnerships, corporations, and other legal entities.

1.17	“Approval” means any consent or acquiescence, registration, filing, license, approval, authorization, certificate, support, relief or exemption given through express actions, or deemed given due to a failure to act within a specified period of time, by any Government Agencies or other authorized persons (including but not limited to the Company, shareholders, creditors or their respective Affiliates).

1.18	“Equity Securities” means all issued and outstanding registered capital, share capital and all rights to acquire such registered capital or share capital, including but not limited to all securities or registered capital convertible and deemed to have been converted into ordinary shares, registered capital or share capital converted from any shareholder loans, outstanding warrants, options, shares of stock reserved for option pool (whether allocated or not, committed or not, vested or not), or rights held by any third parties to acquire equity or equity shares deemed to have been issued, allocated or exercised in full.

1.19	“Person” means any natural person, legal person, partnership, limited liability company, company limited by shares, association, trust, unincorporated association, or any other legal entity of whatever nature established under any applicable law, or any government authority.

Shareholder Agreement of Zhibao Technology (Shanghai) Co., Ltd.

1.20	“Existing Shareholders” collectively means [*****]

1.21	“Series Pre-A Shareholders’ Rights” means the shareholders’ rights attached to the Company’s equity interests held by Series Pre-A Investors based on Series Pre-A financing or acquired from a Series Pre-A Investor.

1.22	“Series A Shareholders’ Rights” means the shareholders’ rights attached to the Company’s equity interests held by Series A Investors based on Series A financing or acquired from a Series A Investor.

1.23	“Series A+ Shareholders’ Rights” means the shareholders’ rights attached to the Company’s equity interests held by the Investor in this Round based on the current financing round, or held by the Investor in this Round based on the current financing round and transferred to others.

1.24	“Employee Equity Incentive Plan” means any form of employee equity incentive plans proposed or implemented, or granted or issued, by the Company, including but not limited to the Company’s Employee Stock Option Grant Agreement, Employee Option Plan, and Employee Equity Incentive Plan. For the avoidance of doubt, as of the execution date hereof, the total amount of registered capital obtained by [*****], as the shareholding platform of the Company’s Employee Equity Incentive Plans, is RMB [*****], accounting for approximately [*****]% of the Company’s equity prior to this Capital Increase.

1.25	“Government Agency” means any national, international, state, provincial, local or other government, governmental, legislative, judicial, managerial or administrative departments, agencies or committees, trade associations, securities industry associations, fund industry associations, securities listing, transfer, settlement or registration companies, any courts, tribunals or judicial or arbitration institutions, and all regulatory authorities, agencies, competent authorities, superior departments, etc. in and outside China.

1.26	“Intellectual Property Rights” means the intellectual property rights (including know-how) worldwide, including trademarks, service marks, trade names, goodwill, domain names, logos, decorations, patents, inventions, utility models, registered and unregistered design rights, copyrights (including computer software copyrights), exclusive rights in layout designs of integrated circuits, database rights, trade secrets, know-how (including computer hardware, software, network technology and/or other information technologies) and all similar intellectual property rights; if such rights must be registered to be valid, such intellectual property rights shall include all rights to apply for registration and handle registration formalities.

1.27	“China” means the People’s Republic of China (for the purposes hereof, excluding the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan Region).

1.28	“Material Adverse Impact” means any event, change or influence that causes or may cause a material adverse impact or damage to the Group’s production, business operation, development, results of operation, financial or other condition, assets (including intangible assets), liabilities or business prospects, which adverse impact or damage involves a total amount in excess of RMB 1,000,000; under the Transaction Documents, for events (including but not limited to losses, contracts, transactions, etc.) involving a specific amount or a measurable amount, the word “adverse” means that the total amount involved or affected exceeds RMB 1,000,000, including but not limited to the total transaction amount, contract amount, contract value, amount of losses, compensation amount, etc.

Shareholder Agreement of Zhibao Technology (Shanghai) Co., Ltd.

1.29	“Subsidiary” means any corporate entity in which the Company holds an equity interest, including but not limited to Shanghai Anyi and Sunshine Insurance.

2	Investment Arrangement

2.1	Capital Increase.

The Capital Increase Agreement provides that: the Investor in this Round shall subscribe for an amount of RMB [ ] in the Company’s additional registered capital (the “Additional Registered Capital in this Round”) at a premium of RMB [ ], and the amount in excess of the Additional Registered Capital in this Round, i.e. RMB [ ], shall be credited to the Company’s capital reserve. The Investor in this Round shall pay off the amount of Capital Increase no later than [ ], but if the Company starts the next financing round prior to [ ] and requires the Investor in this Round to pay off the amount of Capital Increase in advance, the Investor in this Round shall pay off such amount of Capital Increase as required by the financiers of the next round.

2.2	Ownership Structure after this Capital Increase.

After the completion of this Capital Increase, the actual ownership structure of the Company on a fully diluted basis is shown in the table below:

Name of Shareholder	Registered Capital (RMB 10,000)	Ownership Percentage
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
Total

3	Company Operations

3.1	Board of Directors.

3.1.1	The board of directors of the Company shall be composed of nine (9) directors, and the director candidates shall be nominated in the following way: (i) [ ] shall have the right to nominate one (1) director candidate; (ii) [ ] and [ ] shall have the right to nominate one (1) director candidate; (iii) [ ] shall have the right to nominate one (1) director candidate; (iv) [ ] shall have the right to nominate one (1) director candidate (the directors appointed by the above Investors shall be collectively referred to as “Investor Directors”; subject to the provisions of Article 3.1.5 hereof, any board meeting of the Company shall be attended by Investor Directors); (vi) other shareholders of the Company shall have the right to nominate a total of five (5) director candidates. The Company shall, by resolution, decide whether a board of directors shall be set up for its wholly-owned Subsidiaries Shanghai Anyi and Sunshine Insurance. If the Company resolves that a board of directors shall be set up for its wholly-owned Subsidiaries Shanghai Anyi and Sunshine Insurance, the composition of such board of directors shall be consistent with that of the Company’s board of directors.

Shareholder Agreement of Zhibao Technology (Shanghai) Co., Ltd.

3.1.2	The Parties hereby unconditionally agree to the appointment of the candidates nominated by investors as specified in Article 3.1.1 as a director of the Company, and unconditionally vote in favor of, and/or cause their proxies and/or nominated directors to vote in favor of, the election of the Investor Directors at the relevant shareholders’ meetings and/or board meetings, and without the prior written consent of a nominating investor, the shareholders’ meeting may not replace the director nominated by such investor as specified in Article 3.1.1. The Company shall have one chairman and no vice chairman. The chairman shall be served by a director nominated by other shareholders of the Company other than the investors, and be elected by the board of directors.

The investors specified in Article 3.1.1 above shall have the right to replace their nominated Investor Directors, and all other shareholders of the Company agree to vote in favor of, or cause their proxies and/or nominated directors to vote in favor of, the replacement of such Investor Directors at the relevant shareholders’ meetings and/or board meetings.

3.1.3	Any director who is truly unable to attend a board meeting in person may appoint another person in writing to attend and vote at such meeting on his/her behalf according to his/her wishes, and all legal responsibilities arising therefrom shall be borne solely by the appointor. The appointee who attends a meeting on behalf of his/her appointor shall exercise director’s rights within the scope authorized by his/her appointor. Directors who have neither attended in person, nor appointed another person to attend on his/her behalf, a board meeting shall be legally liable for the resolutions passed at such board meeting.

3.14	Board meetings shall be held at least once a quarter. A board meeting shall be valid only if attended (including by proxy) by more than half of all directors including all Investor Directors.

3.15	A ten (10) days’ prior written notice shall be sent to all directors for each board meeting, but such notice period may be exempted if unanimously agreed by all directors, provided that punctual and effective service of such notice upon all directors can be guaranteed. If any Investor Director or his/her appointee is unable to attend a board meeting, the Investor Director shall have the right to request an adjournment of such board meeting, provided that a board meeting may be adjourned no more than twice. The Company shall, within three (3) Working Days of receiving the Investor Director’s request for an adjournment of the board meeting, notify all directors of the time and place of the new board meeting and the matters that should have been deliberated at the original meeting. Subject to the provisions of Article 3.1.8 hereof, discussions may be conducted and resolutions may be made (if necessary) only on such matters as listed in the written notice of board meeting at the adjourned board meeting.

3.1.6	The board of directors may not make resolutions on any matters not set out in the notice of such board meeting.

Shareholder Agreement of Zhibao Technology (Shanghai) Co., Ltd.

3.1.7	Board meetings may be held on site, or by teleconferencing, video conferencing, circulation of written resolutions or otherwise. Teleconferences and video conferences shall ensure that all attendees can clearly hear and fully communicate with each other. For board meetings at which resolutions are passed through circulation, resolutions may be made by means of separate service for deliberation or circulation for deliberation, provided that such resolutions shall be signed by all directors present at the meeting. An effective time limit for voting shall be specified in a written resolution circulated for approval. Directors who have neither articulated, nor appointed another person to articulate, their opinions within the specified effective time limit shall be deemed to have not attended the meeting. All reasonable expenses incurred in relation to directors’ participation in board meetings shall be fully borne by the Company.

The Company shall provide board members with protection from liabilities and economic compensation to the largest extent permitted by the applicable Laws, including but not limited to indemnifying any board members from any liabilities for compensation to third parties arising from their performance of duties as a director of the Company, except to the extent that such liabilities for compensation to third parties are attributable to the grave dereliction of duty or fraud or any other material violations of law or regulation on the part of the board member. Unless the relevant losses are attributable to the grave dereliction of duty or fraud or any other material violations of law or regulation on the part of a director, for example, if there arise any actual or threatened lawsuits or other legal proceedings (including but not limited to arbitration, administrative reconsideration, etc.) against or involving an Investor Director due to his/her performance of duties as a director of the Company, the Company shall actively assist the Investor Director in responding to such lawsuits or other legal proceedings, coordinate with the resolution of disputes, protect the Investor Director from liabilities to the greatest extent, and reimburse the Investor Director for all losses and costs incurred (such as fines, compensation costs, travel expenses, etc.); the Investor Director shall have the right to submit a written request for exemption of liability or reimbursement to the Company after the occurrence of any of the above legal proceedings, in which case the Company shall, within five days of receiving such written request from the Investor Director, make full advance payments to the Investor Director for any liabilities, losses and/or costs (including attorney’s fees) that may be incurred by the Indemnified Persons (as defined in Article 5.1 hereof) as a result. If the Company fails to timely assist an Investor Director in responding to a lawsuit or other legal proceeding, such Investor Director shall have the right to engage a legal counsel to respond to such lawsuit or other legal proceeding on his/her behalf, and all reasonable costs arising therefrom shall be borne by the Company. However, if the Investor Director commits any grave dereliction of duty, fraud or other material violations of law or regulation when performing his/her duties as a director of the Company, the Company shall have the right to refuse to provide any assistance to the Investor Director or indemnify the Investor Director for any losses.

The Company shall, subject to the approval of the board of directors by resolution, take out and maintain the directors’ liability insurance in such insured amount as determined by the board of directors (which shall include the consent of the Investor Directors).

Shareholder Agreement of Zhibao Technology (Shanghai) Co., Ltd.

3.1.8	In respect of the voting on board resolutions, each director shall have one vote. Board resolutions may be passed only if approved by more than half of the directors. However, the following matters of the Company shall be approved by the board of directors by resolution, in which case at least the affirmative votes of all Investor Directors should have been obtained (regardless of whether the Investor Directors attend the board meeting or not):

(1)	Deliberation of such matters as described in Article 3.2.4 and Article 3.2.5 hereof, and submission thereof to the shareholders’ meeting for approval;

(2)	Direct or indirect disposal or dilution of the Company’s interests in any of its Subsidiaries, any acquisitions or mergers of or with, or joint operations with, external parties, and establishment of majority-owned or minority-owned subsidiary companies, etc.;

(3)	Appointment or dismissal of senior officers (including but not limited to CEO, CFO, CTO, CMO, COO or other officers holding equivalent posts, as defined in the Company’s Articles of Association), approval or change of the remuneration of such persons; approval of annual remuneration (including bonuses) in excess of RMB 1 million for any employees;

(4)	Agreeing upon or entering into any transactions or agreements with any Subsidiaries, shareholders, directors, supervisors, senior officers and their respective relatives, majority-owned or minority-owned subsidiary companies, employees or other Affiliates, which involve a single amount in excess of RMB 1 million or an aggregate amount in excess of RMB 2 million over six consecutive months, including but not limited to those relating to borrowings, loans and guarantees, and related-party transactions in any form;

(5)	Review and approval of incentive plans, programs or policies for officers and employees implemented in any form, including but not limited to formulation and adjustment of the Employee Equity Incentive Plans (and other forms of equity incentives and option incentives);

(6)	Review and approval of any reorganization, business transfer, or external transfer of the Company, or licensing for use, pledge, mortgage, or disposal of the Company’s assets or Intellectual Property Rights worth more than RMB 1 million in any way, whether in one single transaction or a series of related transactions;

(7)	Providing to external parties any borrowings, loans and guarantees involving a single amount in excess of RMB 1 million or an aggregate amount in excess of RMB 2 million over six consecutive months, or entering into with external parties any contracts which cause the Company to incur debts of more than RMB 2 million in any way, or entering into with external parties any amendments to contractual clauses which involve an amount in excess of RMB 1 million other than in the ordinary course of business of the Company or which have a material impact on the Company’s continuous operation;

(8)	Approval of the conduct of any of the foregoing activities by the Company’s Subsidiaries.

Shareholder Agreement of Zhibao Technology (Shanghai) Co., Ltd.

3.2	Shareholders’ Meeting.

3.2.1	The register of shareholders and the capital contribution certificates shall constitute sufficient evidence of the status of the Company’s shareholders and their holding of equity interests in the Company, unless there is sufficient evidence to the contrary. In the event of any changes in the Company’s shareholders and ownership structure, the Company shall update, replace and cancel the register of shareholders and the capital contribution certificates in a timely fashion.

3.2.2	Shareholders’ meetings are classified into annual shareholders’ meetings and extraordinary shareholders’ meetings. Shareholders’ meetings shall be convened by the board of directors. Annual shareholders’ meetings shall be held once a year within three months after the end of the previous fiscal year. Subject to the provisions of Article 3.2.4 and Article 3.2.5, shareholders’ meetings shall be valid only if attended by shareholders representing more than half of the voting rights held by all shareholders.

3.2.3	Any shareholder entitled to attend and vote at a shareholders’ meeting shall have the right to appoint another person as his/her proxy to attend and vote at such meeting on his/her behalf. Any proxy representing a shareholder shall exercise shareholders’ rights within the scope authorized by such shareholder.

3.2.4	Shareholders of the Company shall exercise their voting rights at the shareholders’ meetings in proportion to their respective ownership in the Company. Resolutions of shareholders’ meetings may be passed only if approved by shareholders representing more than half of the voting rights held by all shareholders. However, the following matters of the Company shall be approved by shareholders representing more than half of the voting rights held by all shareholders at a duly convened shareholders’ meeting, in which case at least the affirmative votes of all investors should have been obtained (regardless of whether the investors attend the shareholders’ meeting or not):

(1)	Any modifications, changes or additions made by the Company to investors’ rights, special rights or powers, including any amendments to, or re-signing or termination of, the Transaction Documents and the exhibits thereto;

(2)	In addition to the Company’s existing Employee Equity Incentive Plans, reserving or creating new employee equity or option pools, or engaging in any other activities that may result in a dilution of investors’ equity interests in the Company;

(3)	Determining, declaring or implementing dividend or bonus distribution or payout plans (including by capitalization of reserves or otherwise), profit distribution plans and loss recovery plans;

(4)	Increase or decrease of the number of directors, or change or replacement of the composition of the board of directors; or deciding on matters concerning the remuneration of directors;

(5)	Approval of the Company’s annual budgets;

(6)	Change of the scope of the Company’s principal business, expansion into non-principal business areas or participation in any industry that is completely different from the existing principal business plan, or termination of any core business;

(7)	Providing any form of borrowing, loan or guarantee for, or accepting any security for loan provided by, other companies, organizations and individuals (including but not limited to [*****]) other than the Company’s majority-owned or wholly owned Subsidiaries, except for borrowings provided to ensure the normal business operations of [*****] within budget (in a total amount of no more than RMB 1 million each month);

Shareholder Agreement of Zhibao Technology (Shanghai) Co., Ltd.

(8)	Deciding on the listing (including but not limited to Qualified Listing) of the Company, selection of listing sponsors, underwriters, places of listing, stock exchanges for listing, valuation for listing approval or other important terms and conditions;

(9)	Approval of the conduct of any of the foregoing activities by the Company’s Subsidiaries.

3.2.5	The following matters of the Company shall be approved by shareholders representing more than two-thirds (2/3) of the voting rights held by all shareholders at a duly convened shareholders’ meeting, and at least the affirmative votes of all investors should have been obtained (regardless of whether the investors attend the shareholders’ meeting or not):

(1)	Amendment of the Company’s Articles of Association;

(2)	Change of the Company’s registered capital;

(3)	Merger, split-up, liquidation, dissolution or cessation of business of the Company, or conversion of the Company into a company limited by shares, or restructuring of the Company to adopt an overseas structure for the purpose of listing overseas;

(4)	Approval of the conduct of any of the foregoing activities by the Company’s Subsidiaries.

The Parties agree and acknowledge that if any resolutions of the Company’s shareholders’ meeting made, or Articles of Association established, by the Parties after the execution and entry into force hereof or any subsequent amendments thereto are inconsistent with the provisions of Article 3.1 or Article 3.2 above, such inconsistency shall not, unless otherwise expressly specified, be deemed a change or modification to the provisions of Article 3.1 or Article 3.2 above.

4	Special Rights of Investors

In addition to such shareholders’ rights as provided by law and in the Company’s Articles of Association, investors shall be entitled to the following special shareholders’ rights, and the Group and the Founding Shareholders shall be obliged to facilitate the realization of such rights; if any of the rights listed below cannot be realized due to restrictions imposed by the Laws and regulations of China, the Group and the Founding Shareholders shall use their best endeavors to seek alternative solutions to enable realization of such rights in compliance with the Laws of China.

4.1	Pre-emptive Right.

4.1.1	Subject to the provisions of Article 3 hereof, when the Company increases its registered capital or offers to issue other Equity Securities, the investors shall have a pre-emptive right (but not the obligation) to subscribe for the additional registered capital or other Equity Securities under the same conditions and in proportion to their paid-in capital contribution to the Company, except in cases where the Company implements an Employee Equity Incentive Plan approved by the investors/Investor Directors, offers shares to the public for the first time, or issues additional registered capital or other Equity Securities due to M&A or reorganization. The Company shall, at least thirty (30) days prior to its proposed issuance of shares, additional registered capital or other Equity Securities (the “Proposed Issuance”), serve a written notice of the Proposed Issuance (the “Notice of Issuance”) upon the investors, which Notice of Issuance shall specify: (a) the amount, quantity and proportion, type and terms of the new Equity Securities; (b) the consideration that may be received by the Company after the implementation of the Proposed Issuance; and (c) the details of the relevant subscribers for the Proposed Issuance. After the Company has served a Notice of Issuance upon the investors, the investors shall reply to the Company in writing within twenty (20) days of receiving such Notice of Issuance (the “Response Period for Subscription”), indicating that they: (i) elect to waive the pre-emptive right in respect of the Proposed Issuance, or (ii) the amount of registered capital or the number of Equity Securities in respect of which they decide to exercise the pre-emptive right in the Proposed Issuance (such response shall for the time being be referred to as the “Notice of Pre-emptive Subscription”). Any investors who fail to make any reply in writing within the Response Period for Subscription after receiving the Notice of Issuance shall be deemed to have waived the preemptive right in respect of the Proposed Issuance, but no such failure shall be deemed consent to the Proposed Issuance.

Shareholder Agreement of Zhibao Technology (Shanghai) Co., Ltd.

4.1.2	If the Company fails to, within sixty (60) days after the expiry of the Response Period for Subscription or the investor’s written reply to the Notice of Issuance (whichever occurs first), enter into legally binding subscription arrangement with the relevant subscribers, under terms and conditions of issuance no more favorable than those offered to the investors, in respect of the equity interests the investors have not subscribed for by exercising their pre-emptive right in this issuance, or if other shareholders have elected not to exercise their pre-emptive right (if any) in respect of the equity interests the investors have not subscribed for by exercising their pre-emptive right in this issuance, unless the Company abandons the Proposed Issuance, the Company shall re-implement such procedure for pre-emptive right as stipulated in this article and send a new written notice to the investors, who shall give a written reply within twenty (20) days of receiving such written notice. The investors shall be entitled to exercise the pre-emptive right in respect of the part given up by such subscribers or other shareholders in proportion to their respective ownership in the Company.

4.2	Restrictions on Equity Transfer and Right of First Refusal.

4.2.1	Unless otherwise agreed in this Agreement and other Transaction Documents, notwithstanding the provisions of Article 4.13 hereof, without the prior written consent of all investors, the Founding Shareholders, [ ], key personnel (see Exhibit I; any addition to or deletion from the list of key personnel shall be subject to the written consent of all investors) and consultants or employees of the Company who directly or indirectly, through an Employee Equity Incentive Plan or otherwise, acquire equity interests in the Company shall not directly or indirectly transfer (including but not limited to the transfer of the interests jointly held by [*****] and [*****]) or dispose of their equity interests in the Company in any way, or create or arrange for the creation of any pledge, security or other third-party rights and interests on such equity interests in any way (including but not limited to convertible bonds, debt-to-equity swap, trust, shareholding entrustment), except for the transfer of equity interests by the Founding Shareholders or key personnel to the corresponding incentive participants or [*****] due to the implementation of an Employee Equity Incentive Plan reviewed and approved by the shareholders’ meeting and the board of directors of the Company, [*****]’s disposal of equity interests to which it is entitled as a Series A Investor and the Investor in this Round or its exercise of Series A Shareholders’ Rights and/or Series A+ Shareholders’ Rights, as well as the disposal of Restricted Equity of Restricted Shareholders in accordance with Article 4.13 hereof. Investors exercising the right of veto shall have no obligation to purchase the equity interests of the restricted transferors as specified in Article 4.2.1 hereof.

Shareholder Agreement of Zhibao Technology (Shanghai) Co., Ltd.

4.2.2	Save as otherwise agreed in this Agreement and other Transaction Documents, without the prior written consent of all investors, the Company shall not create, in favor of any party other than the investors, any security and other third-party rights and interests on its equity interests in its minority-owned, majority-owned or wholly-owned subsidiaries in any form.

4.2.3	Subject to the foregoing restriction, if any Founding Shareholders, [*****], key personnel, and consultants or employees of the Company who directly or indirectly, through an Employee Equity Incentive Plan or otherwise, acquire equity interests in the Company (including their respective successors or assignees, collectively the “Transferors”) offer to directly or indirectly transfer their equity interests (the “Equity Interests Offered for Sale”) to external parties (the “Transferees”), the investors shall be entitled to exercise the right of first refusal ahead of the Transferees and purchase all or part of the Equity Interests Offered for Sale under the same conditions and in proportion to their respective ownership in the Company. For the avoidance of doubt, in respect of the Company’s equity for which the investors have elected to exercise the right of first refusal, other shareholders hereby explicitly waive their right of first refusal and any other rights that may arise under the applicable Laws of China, the Company’s Articles of Association or for any other reasons. If any Transferor wishes to sell all or part of its equity interests in the Company to a Transferee, the Transferor shall give the investors a written notice (the “Notice of Transfer”), specifying the substantial terms and conditions of the transfer, including but not limited to description of the equity interests to be transferred, the number and proportion of equity interests the Transferor may transfer, the identity information of the Transferee, the equity transfer agreement to be signed, the equity transfer price, and the date of transfer. However, the transfer by the Founding Shareholders or key personnel of their equity interests to the corresponding incentive participants or the shareholding platform due to the implementation of an Employee Equity Incentive Plan reviewed and approved by the shareholders’ meeting and the board of directors of the Company shall be excluded.

4.2.4	The investors shall have the right to give a written reply to the Transferor within thirty (30) days of receiving the Notice of Transfer (the “Response Period for the Notice of Transfer”), indicating that it (i) disagrees with the sale; (ii) consents to the sale and waives the right of first refusal; or (iii) consents to the sale and elects to exercise the right of first refusal to purchase all or part of the equity interests the Transferor intends to sell.

4.2.5	If the Transferor fails to, within sixty (60) days after the expiry of the Response Period for the Notice of Transfer or the investors’ written reply to the Notice of Transfer (whichever occurs first), enter into legally binding transfer arrangement with the relevant Transferee, under terms and conditions of transfer no more favorable than those offered to the investors, in respect of the equity interests the investors have not purchased by exercising their right of first refusal in this transfer, or if other shareholders have elected not to exercise their right of first refusal (if any) in respect of the equity interests the investors have not purchased by exercising their right of first refusal in this transfer, unless the Transferor abandons such equity transfer to an external party, the Transferor shall re-implement such procedure for right of first refusal as stipulated in this article and send a new written notice to the investors, who shall give a written reply within thirty (30) days of receiving such written notice. The investors shall be entitled to exercise the right of first refusal (the “Remaining Right of First Refusal”) once again in respect of the part given up by such Transferee or other shareholders and purchase all or part of the Company’s equity interests to be transferred by the Transferor.

Shareholder Agreement of Zhibao Technology (Shanghai) Co., Ltd.

4.3	Co-sale Right.

Subject to the provisions of Article 4.2 hereof, if (1) any Transferors (as defined in Article 4.2.3) intend to transfer any equity interests in the Company to any Transferees, or (2) if any Founding Shareholders intend to sell to external parties the shares/equity interests they directly or indirectly hold in the Company, thereby resulting in their loss of actual control over the Company, and the investors do not exercise their right of first refusal in respect of the equity interests to be transferred, then the investors (hereinafter collectively referred to as the “Co-sellers”) shall be entitled to issue a notice of co-sale to the Transferors, and shall have the right (but not the obligation) to require the Transferees to purchase the equity interests held by the investors in the Company according to the following ratios, at such price and under such terms and conditions as specified in the Notice of Transfer or under such other equivalent conditions as otherwise negotiated (the “Co-sale Right”).

The Co-sellers shall decide whether to exercise the Co-sale Right and notify the Transferors and the Company of such decision in writing within thirty (30) days of receiving the notice of co-sale. Any Co-Sellers that decide to exercise the Co-sale Right above shall issue a notice of participation in equity sale (the “Notice of Exercise of Co-sale Right”) to the Transferors and the Company, which notice shall specify the number of equity interests the Co-sellers intend to sell alongside the Transferors. The number of equity interests each Co-seller is entitled to sell alongside the Transferors shall not exceed: (i) the total number of Equity Interests Offered for Sale that may be sold to third parties, multiplied by (ii) a certain fraction, with the numerator being the number of equity interests held in the Company by the Co-seller, and the denominator being the sum of the equity interests held in the Company by the Transferors and all Co-sellers who intend to exercise the Co-sale Right.

If an investor elects to exercise the Co-sale Right, the relevant Transferor shall take steps to ensure the realization of the investor’s Co-sale Right, including reducing the number of equity interests sold by the Transferor. Any investor who fails to explicitly express in writing an intent to exercise the Co-sale Right within thirty (30) days of receiving the Notice of Transfer shall be deemed to have waived the Co-sale Right. If an investor has properly exercised the Co-sale Right, but the Transferee refuses to purchase the relevant equity interests from the investor, then the above Transferor may not sell any equity interests in the Company to the Transferee. If a Transferor sells its equity interests in the Company in violation of the provisions of this article, any investor shall have the right to forcibly sell to the Transferor, at the same price and under the same terms and conditions, the equity interests that should have been sold by it to the Transferee according to the Co-sale Right, and the Transferor shall purchase from the investor the Company’s equity interests forcibly sold by the investor to such Transferor in accordance with this article. If the transfer price is lower than the investment price (as defined in Article 4.4 below) paid by the investor at the time of its investment in the Company, the investor exercising the Co-sale Right shall have the right to require the Transferor to indemnify, to the extent of its shareholder’s interests then held, the investor exercising the Co-sale Right in an amount calculated according to the following formula: Difference between the transfer price and the investment price x Number of equity interests an investor intends to sell as a Co-seller × 50%.

Shareholder Agreement of Zhibao Technology (Shanghai) Co., Ltd.

4.4	Anti-dilution.

4.4.1	The Parties agree that if the Company intends to further increase its registered capital or issue any Equity Securities (the “New Financing Round” or “New Financing”) after the completion of this Capital Increase, and the final investment price per unit of registered capital paid by new investors in the New Financing Round in accordance with the then relevant agreements or arrangements is lower than the investment price paid by the Investors in Previous Rounds at the time of investment in the Company or lower than the investment price paid by the Investor in this Round at the time of investment in the Company (the “Low-price Financing”) (Investment price = Total investment amount paid by an investor ÷ Total amount of registered capital obtained by the investor in the corresponding capital increase. For the avoidance of doubt, the investment price paid by Series Pre-A Investors is RMB [*****]/share, the investment price paid by Series A Investors is RMB [*****]/share, and the investment price paid by the Investor in this Round is RMB [*****]/share), the investors against whom Low-price Financing is triggered shall be entitled to an adjustment to the price of its equity interests using the narrow-based weighted average method, so that the adjusted average consideration paid for all equity interests held by such investors in the Company (including equity interests acquired due to capital increase, the Company’s conversion of capital reserves into share capital, and adjustments to equity interests after distribution of bonus issues) is no higher than the price calculated according to the adjustment formula below (the “Investors’ New Subscription Prices”). In order to achieve the Ownership Percentages after Anti-dilution Adjustment (as defined below) among investors as described in Article 4.4.2 hereof, such adjustment will be realized by, at the option of the investors: (i) the Founding Shareholders transferring equity interests in the Company to the investors for zero or substantially zero consideration (the “Compensation in form of Equity Interests”; for the avoidance of doubt, the Company’s equity interests transferred from the Founding Shareholders to the investors shall carry the same priority rights as those attached to the Company’s equity interests acquired by the investors in the corresponding financing rounds), or (ii) the Founding Shareholders/the Company paying monetary compensation to the investors (the “Compensation in Cash”), or (iii) any other means permitted by law, and the investors shall have no obligation to pay any consideration (including nominal consideration paid or tax liability incurred by the investors for obtaining the equity interests in the Company transferred by the Founding Shareholders) for such adjustment (including those adjustment plans set out in items (i) to (iii) above).

For the avoidance of doubt, the monetary compensation that shall be paid, or the share of equity interests that shall be transferred, by the Founding Shareholders to the investors shall be calculated according to the following formula:

New Subscription Price of an Investor = Original subscription price of the investor * (X/Y);

Wherein X=a+b, Y=a+c:

a refers to the amount of the Company’s registered capital held by the investor prior to the Low-price Financing (assuming that all preferred shares held by the investor have been converted into common shares);

Shareholder Agreement of Zhibao Technology (Shanghai) Co., Ltd.

b refers to the amount of registered capital that could have been purchased with the Low-price Financing amount based on the original subscription price of the investor;

c refers to the amount of actual increase in the registered capital due to the Low-price Financing.

4.4.2	After the anti-dilution adjustment, the investors shall be entitled to an adjustment to their respective percentages of ownership in the Company according to the Investors’ New Subscription Prices after anti-dilution adjustment, so that the investors’ respective ownership percentages can reach those percentages that could have been achieved by subscription for equity interests with their respective total investment amounts at the Investors’ New Subscription Prices (the “Ownership Percentages after Anti-dilution Adjustment”). The Company and the Founding Shareholders shall be jointly and severally liable in this respect, and the corresponding costs and taxes shall be borne by the Company and the Founding Shareholders; the Company and the Founding Shareholders shall guarantee that the equity interests held by investors who have not received anti-dilution compensation will not be diluted. The monetary compensation shall be paid off prior to the completion of the Low-price Financing, and the compensation in the form of equity interests shall be completed at the same time as the Low-price Financing.

4.4.3	Moreover, the investors shall have a priority right to purchase the additional registered capital at the investment price occurring in the Low-price Financing. The Founding Shareholders and the Company agree and undertake that where any investors make a written decision to purchase the additional registered capital at the investment price occurring in the Low-price Financing, the Company and the Founding Shareholders shall actively assist such investors in handling all necessary formalities, including but not limited to obtaining the relevant resolutions of the shareholders’ meeting and of the board of directors. The Company shall complete all such necessary formalities as set forth in Articles 4.4.1 to 4.4.3 at the time of Closing of the Low-price Financing, and complete anti-dilution adjustment to the equity interests held by the investors, including but not limited to obtaining resolutions of the shareholders’ meeting and of the board of directors unanimously approving of such matters; otherwise, resolutions of the board of directors and of the shareholders’ meeting shall be deemed to have been obtained for the matters set forth in Articles 4.4.1 to 4.4.3.

4.4.4	Notwithstanding the foregoing, the Founding Shareholders shall be liable to compensate the investors in the form of equity interests or in cash as specified in this Article 4.4 only to the extent of their respective shareholder’s interests in the Company.

4.4.5	Subject to Article 3 hereof, the restrictions imposed under this Article 4.4 shall not apply to the equity interests issued by the Company for implementation of an Employee Equity Incentive Plan approved by the investors/Investor Directors, or otherwise issued by the Company subject to the approval of the investors.

Shareholder Agreement of Zhibao Technology (Shanghai) Co., Ltd.

4.5	Redemption Right.

4.5.1	If any of the following circumstances occur, the corresponding investors (collectively, the “Repurchase Requesting Parties”) shall be entitled to a redemption right specifically described as follows:

(1)	During the period when [*****] or [*****] serves as a shareholder of the Company and before the Company accomplishes a Qualified Listing or a Qualified Acquisition, if any of the following circumstances occur, [*****] or [*****] shall have the right to require at any time the Company and/or the Founding Shareholders to purchase all equity interests held by [*****] or [*****] in the Company:

(i)	The Company or any of its Subsidiaries, or any Founding Shareholders have committed a material violation of law or regulation, or have been involved in a major lawsuit or any other material events;

(ii)	The assets of the Company or any of its Subsidiaries or the equity interests held by the Founding Shareholders in the Company have been seized, frozen or transferred to a third party for any reason without the written consent of [*****] or [*****];

(iii)	The Company and/or any Founding Shareholders have violated any of the following undertakings, except due to force majeure: (a) the Company’s Subsidiaries shall, by December 31, 2017, obtain all qualifications necessary for engaging in the insurance brokerage and Internet insurance businesses as required by the applicable Laws, including but not limited to the Management Rules of the Insurance Association of China for Disclosure of Information in Internet Insurance Businesses (as revised on September 30, 2015) and the Provisional Measures for the Regulation of Internet Insurance Businesses (Bao Jian Fa [2015] No. 69); (b) the Company’s consolidated income from principal business for the 2016-2018 period as audited by an accounting firm shall be no less than the following: the audited operating income shall be no less than RMB 5 million in 2016, no less than RMB 20 million in 2017, and no less than RMB 40 million in 2018; (c) the Company’s cumulative losses for the 2016-2018 three-year period as audited by an accounting firm shall not exceed RMB 20 million, and break-even shall be achieved in 2018;

(iv)	[*****] and/or [*****] and/or the Series A Investors and/or the Investor in this Round require(s) the Company or the Founding Shareholders to purchase/repurchase its/their equity interests in the Company;

(v)	In addition to the circumstances set forth above, the Company and/or any Founding Shareholders has/have breached the obligations under the Investment Agreement signed with [*****] and [*****] on [*****] (unless otherwise agreed in the Investment Agreement) or the obligations of the Company and/or the Founding Shareholders to [*****] and [*****] under this Agreement, and has/have failed to, within 90 days of receiving a written notice from [*****] and/or [*****], provide [*****] and [*****] with evidence proving that effective remedial measures have been taken, except that the breaching party(ies) has/have evidence to prove that such breach was not attributable to any intentional misconduct on its/their part.

Shareholder Agreement of Zhibao Technology (Shanghai) Co., Ltd.

(2)	If any of the following circumstances occur, [*****] and [*****] shall have the right to decide at their own discretion to require the Company and/or the Founding Shareholders to repurchase all or part of the equity interests then held by [*****] and [*****] in the Company. The Company and the Founding Shareholders undertake to unconditionally repurchase, at the option of [*****] and [*****], the equity interests the repurchase of which has been requested by [*****] and [*****]:

(i)	The Company fails to accomplish a Qualified Listing and to accomplish a Qualified Acquisition by December 31, 2024;

(ii)	Unless otherwise agreed in the Transaction Documents, any Founding Shareholders or key personnel (the “Key Personnel in Previous Rounds”) as listed in Exhibit I to the [*****]/[*****] [*****] (i.e. the [*****] signed by and among the Company, the Founding Shareholders, [*****] and other relevant parties on [*****]) have engaged in any activities against the Company’s interests, or breached their undertakings with respect to the service period or non-compete undertakings;

(iii)	Any Founding Shareholders, Key Personnel in Previous Rounds or senior officers have encroached upon the interests of the Company;

(iv)	Any Founding Shareholders have major personal integrity issues, causing material losses to the property of [*****] and [*****], including but not limited to the occurrence of cash sales revenue from off-book sources in relation to the Group which are unknown to [*****] and [*****];

(v)	The Company has experienced a deadlock or deemed liquidation or otherwise become unable to operate normally due to reasons attributable to the Founding Shareholders;

(vi)	Any Founding Shareholder or the Company has been in material breach of the provisions of the Transaction Documents or the [*****]/[*****] [*****], including but not limited to material breach of the representations, warranties and undertakings under the Transaction Documents or the [*****]/[*****];

(vii)	The Group or [*****] or [*****] has committed a material violation of law or regulation, or has been involved in a major lawsuit or any other material events;

(viii)	The assets of the Group or the equity interests in the Company have been seized, frozen or transferred to a third party for any reason without the written consent of [*****] and [*****];

(ix)	[*****] and/or [*****] and/or the Series A Investors and/or the Investor in this Round require(s) the Company or the Founding Shareholders to purchase its/their equity interests in the Company.

Shareholder Agreement of Zhibao Technology (Shanghai) Co., Ltd.

(3)	If any of the following events occur (whichever occurs earlier), [*****] (as a Series A Investor), [*****] and [*****] shall have the right to decide at their own discretion to require the Group and/or the Founding Shareholders to repurchase (for the avoidance of doubt, the Group and the Founding Shareholders shall be jointly and severally liable for the repurchase of) all or part of the equity interests then held by [*****] (with respect only to the shareholder’s interests corresponding to the investment amount of RMB [*****] contributed in Series A financing), [*****] and [*****] in the Company. The Group and the Founding Shareholders undertake to unconditionally repurchase, at the option of [*****], [*****] and [*****], the equity interests the repurchase of which has been requested by [*****], [*****] and [*****]:

(i)	The Company has and/or any Founding Shareholders have violated the [*****] signed with [*****], [*****], and [*****] on [*****], or the [*****], the [*****] or any other material contracts between the Founding Shareholders and the Group, and has/have refused to make corrections and eliminate the actual impact caused after receiving a written reminder from [*****], [*****] and [*****], which may cause material substantial damages to the Group’s operation and development, property or financial condition, thereby resulting in the Group’s inability to continue its normal business operations, perform its obligations under material contracts, or affect the legality, validity or enforceability of any material responsibilities of the Group under material contracts;

(ii)	The Group has, or any Founding Shareholders, Directors, key personnel, senior officers or employees have violated any applicable Laws, regulations, rules, procedures, self-discipline rules or court judgments/orders, etc., and has/have refused to make corrections or eliminate the actual impact caused after receiving a written reminder from [*****], [*****] and [*****], which may cause material substantial damages to the Group’s operation and development, property or financial condition, thereby resulting in the Group’s inability to continue its normal business operations, perform its obligations under material contracts, or affect the legality, validity or enforceability of any material responsibilities of the Group under material contracts;

(iii)	The Company fails to accomplish a Qualified Listing and to accomplish a Qualified Acquisition by December 31, 2022;

(iv)	Any events that may trigger the redemption right of Investors in Previous Rounds as set out in Article 4.5.1(1) and Article 4.5.1(2) above have occurred;

(v)	Any investor entitled to request for repurchase by the Company or the Founding Shareholders of such investor’s equity interests in the Company has submitted a written application to such effect.

(3)	If any of the following events occur (whichever occurs earlier), [ ] (as the Investor in this Round) shall have the right to decide at its own discretion to require the Group and/or the Founding Shareholders to repurchase (for the avoidance of doubt, the Group and the Founding Shareholders shall be jointly and severally liable for the repurchase of) all or part of the equity interests then held by [*****] in the Company (with respect only to the shareholder’s interests corresponding to the investment amount of RMB [ ] contributed in this financing round). The Group and the Founding Shareholders undertake to unconditionally repurchase, at the option of [*****], the equity interests the repurchase of which has been requested by [*****]:

(i)	Any Founding Shareholders have breached any representations, warranties, undertakings or other obligations under this Agreement or other Transaction Documents, which has had a Material Adverse Impact on [*****]; or

Shareholder Agreement of Zhibao Technology (Shanghai) Co., Ltd.

(ii)	Any Founding Shareholders have been in breach of their relevant non-compete agreements; or

(iii)	The MGU contract between the Company and Global Benefits Group expires prior to December 31, 2025; or

(iv)	No income and profits obtained by Shanghai GBG Enterprise Management Consulting Co., Ltd. can be included in the Group’s consolidated financial statements in any particular year; or

(v)	The Company has held a less than 100% stake in Sunshine Insurance Brokers (Shanghai) Co., Ltd., or Sunshine Insurance Brokers (Shanghai) Co., Ltd. has been deprived of its insurance broker license; or

(vi)	Any defects in Sunshine Insurance’s historical equity transfers and capital increases (including partial transfers which have not been approved by the CBIRC, or which require to be notified but have not been notified to the CBIRC) or any historical shareholding entrustment events occurring in relation to Sunshine Insurance have caused the Investor in this Round to suffer substantial losses; or

(vii)	Any other investors have asserted their redemption right; or

(viii)	[*****], a Founding Shareholder of the Company, has resigned from the Company, or has sold his equity interests in the Company to any third parties other than Founding Shareholders without the consent of the investors; or

(ix)	The Company’s consolidated income from principal business as audited by an accounting firm in 2019 has been less than RMB 200 million; or

(x)	The Company’s net profit after deduction of non-recurring gain/loss as audited by an accounting firm in 2019 has been less than RMB 0.

4.5.2	The repurchase prices payable to the Repurchase Requesting Parties shall be calculated as follows:

(1)	The repurchase prices of the equity interests held by [*****] and [*****] shall be the higher of the following: (i) investment amounts paid by [*****] and/or [*****] * (1+8% * number of days of [*****]’s and/or [*****]’s holding of equity interests/365); (ii) the Company’s audited net assets at the end of the month immediately preceding the issuance of a notice of repurchase by [*****] and/or [*****] * the percentage of [*****]’s and/or [*****]’s ownership in the Company (on a fully-diluted basis) (the “Repurchase Prices for [*****] and/or [*****]”), wherein: the number of days of [*****]’s holding of equity interests shall be counted from the date of [*****]’s payment of the investment amount to the date of full payment of the above price by the Company or the Founding Shareholders, and the number of days of [*****]’s holding of equity interests shall be counted from the date of [*****]’s payment of the investment amount to the date of full payment of the above price by the Company or the Founding Shareholders;

Shareholder Agreement of Zhibao Technology (Shanghai) Co., Ltd.

(2)	The repurchase prices of the equity interests held by [*****] and/or [*****] shall be the higher of the following: (i) investment amounts paid by [*****] and/or [*****] for all equity interests held, plus a yield calculated according to an annual IRR of ten percent (10%) (on a simple interest basis) as well as bonuses accrued or declared but not distributed since April 1, 2017; for the avoidance of doubt, if the period for calculation of yield according to the IRR contains a fraction of a year, such period shall be pro-rataly calculated on a 365-day year basis, that is, the number of years for calculation of yield according to the IRR = number of natural days between April 1, 2017 and the date of issuance of a written notice of repurchase ÷ 365; (ii) the Company’s audited net assets at the end of the month immediately preceding the issuance of a written notice of repurchase by [*****] and/or [*****] × the percentage of [*****]’s and/or [*****]’s ownership in the Company (the “Repurchase Prices for [*****] and/or [*****]”, and together with the Repurchase Prices for [*****] and/or [*****]”, the “Series Pre-A Repurchase Prices”);

(3)	The repurchase prices of the equity interests held by [*****] (as a Series A Investor), [*****] and [*****] shall be the higher of the following: (i) investment amounts paid by them for all equity interests held, plus a yield calculated according to an annual IRR of ten percent (10%) (on a simple interest basis) as well as bonuses accrued or declared but not distributed since the date of their respective payment of the capital increase amount (if the capital increase amount is paid in installments, the repurchase price shall be calculated in a staged approach); for the avoidance of doubt, if the period for calculation of yield according to the IRR contains a fraction of a year, such period shall be pro-rataly calculated on a 365-day year basis, that is, the number of years for calculation of yield according to the IRR = number of natural days between the date of payment of capital increase amount by the relevant investor and the date of issuance of a written notice of repurchase ÷ 365; (ii) the Company’s audited net assets at the end of the month immediately preceding the issuance of a written notice of repurchase by the relevant investor × the percentage of the relevant investor’s ownership in the Company (the “Series A Repurchase Prices”).

(4)	The repurchase price for [*****] (as the Investor in this Round) shall be as follows: repurchase price = capital increase amount actually paid by [*****] in this round + capital increase amount actually paid by [*****] in this round * (the number of days between the date of the Company’s payment of the repurchase price and the date of the Company’s receipt of the capital increase amount in this round)/365*10% - all dividends actually received by [*****] (as the Investor in this Round) prior to the date of the Company’s payment of the repurchase price (the “Series A+ Repurchase Price”).

Shareholder Agreement of Zhibao Technology (Shanghai) Co., Ltd.

4.5.3	According to the written notice of repurchase issued by a Repurchase Requesting Party, and at the option of the Repurchase Requesting Party:

(1)	The Company and the Founding Shareholders shall be jointly and severally liable for the making of, and the Founding Shareholders shall cause their appointed directors to make, a relevant resolution approving of the repurchase, at the relevant repurchase price for investor and in such matter as permitted by law, by the Founding Shareholders and/or the Company of all or part of the Repurchase Requesting Party’s equity interests in the Company, the repurchase of which has been requested by the Repurchase Requesting Party. The funds of the Founding Shareholders and/or the Company (as applicable according to the relevant terms) shall, if insufficient to pay the repurchase price in full in a lump sum, be applied in the following order:

a)	The funds of the Founding Shareholders and/or the Company shall first be used to pay the Series A+ Repurchase Price;

b)	If the Founding Shareholders have and/or the Company has (as applicable according to the relevant terms) surplus funds after full payment of the Series A+ Repurchase Price, such surplus funds shall be used to pay the Series A Repurchase Prices. The funds of the Founding Shareholders and/or the Company (as applicable according to the relevant terms) shall, if insufficient to pay the Series A Repurchase Prices in full, be applied to payment of the Series A Repurchase Prices to which Series A Investors shall be entitled on a pro rata basis;

c)	If the Founding Shareholders have and/or the Company has (as applicable according to the relevant terms) surplus funds after full payment of the Series A Repurchase Prices, such surplus funds shall be used to pay the Series Pre-A Repurchase Prices. The funds of the Founding Shareholders and/or the Company (as applicable according to the relevant terms) shall, if insufficient to pay the Series Pre-A Repurchase Prices in full, be applied to payment of the Series Pre-A Repurchase Prices to which Series Pre-A Investors shall be entitled on a pro rata basis;

Prior to the full payment by the Founding Shareholders and/or the Company of the repurchase price to a Repurchase Requesting Party, such Repurchase Requesting Party, as an investor, shall still be entitled to all shareholders’ rights and interests under the Laws of China and this Agreement with respect to the part of equity interests for which no repurchase price has been received, including but not limited to the right to appoint a director; or

(2)	The Repurchase Requesting Party shall have the right to require the Company to immediately distribute the undistributed profits earned by the Company between the date of completion of capital increase by the Repurchase Requesting Party and the date of issuance of the written notice of repurchase. After this distribution, the Company shall distribute its distributable profits in each year in full. In each distribution, the Founding Shareholders’ right to participate in profit distribution shall be transferred to the Repurchase Requesting Party free of charge, and the Company shall directly distribute the profits attributable to the Founding Shareholders to the Repurchase Requesting Party, so as to fulfill the obligation of the Founding Shareholders to pay repurchase price to the Repurchase Requesting Party. The Founding Shareholders agree and guarantee that they will, as persons acting in concert together with the Repurchase Requesting Party, exercise the voting right of the Founding Shareholders (including their appointed directors or agents) at shareholders’ meetings and/or board meetings according to the instruction of the Repurchase Requesting Party, and shall endeavor to procure the Company and their appointed directors to sign all such legal documents as required to ensure such exercise. Subject to the following condition, the Repurchase Requesting Party shall transfer its rights and interests in the Company, the repurchase of which has been requested by the Repurchase Requesting Party, to the Founding Shareholders or their designated third parties at a nominal price or the minimum price permitted by the Laws of China (the “Transfer Price”): the profit distribution received by the Repurchase Requesting Party is equal to the repurchase price minus the transfer price. For the avoidance of doubt, if there are multiple Repurchase Requesting Parties requesting for the realization of their redemption right, the distributable profits shall be distributed to such Repurchase Requesting Parties in such order as specified in Article 4.5.3(1).

Shareholder Agreement of Zhibao Technology (Shanghai) Co., Ltd.

(3)	If the option set forth in (1) or (2) above causes the Repurchase Requesting Party to incur higher tax liability than other options, the Company and the Founding Shareholders shall be jointly and severally liable to indemnify the Repurchase Requesting Party, so as to ensure that the tax liability incurred by the Repurchase Requesting Party does not exceed the level of tax liability resulting from other options. For the avoidance of doubt, the Repurchase Requesting Party may, taking into full consideration the provisions of the applicable Laws and the Company’s specific circumstances for the time being, decide to adopt one of the options above and require the Company and/or the Founding Shareholders to perform the repurchase obligation. In such case:

(i)	The Founding Shareholders or the Company shall, if there is no objection to the request for repurchase proposed by the Repurchase Requesting Party, sign with the Repurchase Requesting Party the relevant legal documents for transfer, dividends or repurchase within ten (10) days from the date of receiving from the Repurchase Requesting Party a written notice requesting for repurchase of equity interests, and pay the full amount of the repurchase price within thirty (30) days after the signing of such legal documents.

(ii)	If the Company and/or a Founding Shareholder fails to fulfill the repurchase obligations, the Repurchase Requesting Party shall have the right to require the Company to raise such funds as necessary to fulfil the repurchase obligations through sale of assets, capital reduction, dividends, liquidation or other approach permitted by the applicable Laws. The Founding Shareholders agree and guarantee that they will, as persons acting in concert together with the Repurchase Requesting Party, exercise the voting right of the Founding Shareholders (including their appointed directors or agents) at shareholders’ meetings and/or board meetings according to the instruction of the Repurchase Requesting Party. The Founding Shareholders shall approve of, and shall endeavor to cause the Company and its appointed directors to approve of, the raising of repurchase funds through sale of assets, capital reduction, dividends, liquidation or other approach, and shall sign, and shall endeavor to cause the Company and its appointed directors to sign, all such legal documents as required to ensure the implementation of such fundraising plan.

(iii)	If neither the Company nor the Founding Shareholders have sufficient cash to pay the repurchase price, and the Repurchase Requesting Party has not requested for liquidation of the Company, the Company shall, within thirty (30) days after the signing of the relevant legal documents for transfer, dividends or repurchase, issue a commercial paper at a face value equal to the unpaid repurchase price, with a maturity of one year and an annual interest rate of ten percent (10%), which commercial paper shall meet the requirements of the Repurchase Requesting Party.

Shareholder Agreement of Zhibao Technology (Shanghai) Co., Ltd.

(iv)	In the event that the Company assumes the repurchase obligations as mentioned in sub-paragraph (ii) of Article 4.5.3(3) above, the Repurchase Requesting Party shall have a priority right to participate in distribution over any Founding Shareholders and other Existing Shareholders (including under an Employee Equity Incentive Plan), that is, where the Company fulfills the repurchase obligations by raising funds through sale of assets, capital reduction, dividends, liquidation or other approach as specified above, after repayment of statutorily preferential third-party debts, the Repurchase Requesting Party shall have a priority right to be paid the repurchase price (in the event of liquidation of the Company, if the liquidation preference amount that the Repurchase Requesting Party may obtain according to Article 4.6 hereof is higher than the repurchase price, such higher liquidation preference amount shall be allocated to the Repurchase Requesting Party in accordance with the provisions of Article 4.6 hereof), and the surplus assets shall be further distributed among the shareholders of the Company in accordance with other provisions hereof.

(v)	Regardless of the approach of repurchase, if the assets of the Company and/or the Founding Shareholders are insufficient to pay the repurchase price in full to all Repurchase Requesting Parties, distributions shall be made to the Repurchase Requesting Parties in such order as set forth in Article 4.5.3(1).

(vi)	For the avoidance of doubt, the repurchase obligations of the Founding Shareholders under this Article 4.5 shall be limited to the value of their respective equity interests then held directly or indirectly in the Company.

4.5.4	Prior to the full payment by the Company or the Founding Shareholders of the repurchase price to a Repurchase Requesting Party, such Repurchase Requesting Party shall still be entitled to all shareholders’ rights and priority rights under the Laws and the Transaction Documents with respect to the part of equity interests for which no repurchase price has been received.

4.5.5	If the Founding Shareholders have, or the Company has, no objection to the request for repurchase proposed by [*****] (as the Investor in this Round), but fail(s) to pay the full amount of repurchase price as agreed within sixty (60) days from the date of receiving from [*****] (as the Investor in this Round) a written notice requesting for repurchase of equity interests, [*****] (as the Investor in this Round) will transfer all or part of its then equity interests in the Company to any third party without the consent of the Founding Shareholders and other shareholders then existing, and the Founding Shareholders and other shareholders then existing shall unconditionally cooperate, and shall ensure that the Company will cooperate, with the investor in completing such equity transfer.

4.5.6	The Company and the Founding Shareholders may, after full payment of the repurchase price, require the Repurchase Requesting Party to assist the Company or the Founding Shareholders in handling the formalities for transfer or deregistration of the equity interests then held by the Repurchase Requesting Party in the Company. Any and all taxes and fees that may be incurred for the completion of such repurchase as referred to in this Article 4.5 shall be borne by the Company or the Founding Shareholders.

Shareholder Agreement of Zhibao Technology (Shanghai) Co., Ltd.

4.6	Liquidation Preference.

4.6.1	If the Company experiences any liquidation event or deemed liquidation event (as defined below), the Company’s property shall be distributed in the following order:

(1)	Firstly, the Company’s property shall be applied to payment of liquidation costs, employees’ wages, social insurance contributions and statutory compensation according to law, and payment of the taxes due;

(2)	Secondly, after full payment of such amounts as stated in sub-paragraph (1), the Investor in this Round shall have the right to receive ahead of other shareholders an amount calculated according to the following formula: investment amount paid by the Investor in this Round (RMB [*****]) × (1+10% × number of days of holding equity interests ÷ 365), wherein the number of days of holding equity interests refers to the number of days between the date of closing of this round of capital increase by the Investor in this Round and the date of receipt by the Investor in this Round of the liquidation preference amount in full (the “Liquidation Preference Amount of the Investor in this Round”). If there is any surplus:

(3)	Series A Investors shall have the right to receive ahead of other shareholders the higher of the following amounts: (A) 150% of the total amount of capital contributed by a Series A Investor + dividends and bonuses accrued or declared but undistributed on the Series A Investor’s equity interests; or (B) investment amount paid by a Series A Investor × (1+10% × number of days of holding equity interests ÷ 365) + accrued dividends or declared but undistributed dividends, wherein the number of days of holding equity interests refers to the number of days between the date of payment by the Series A Investor of its investment amount and the date of receipt by a Series A Investor of the liquidation preference amount in full; if a Series A Investor pays its investment amount in installments, its liquidation preference amount shall be calculated in a staged approach (the “Series A Investor’s Liquidation Preference Amount”). The distributable liquidated property shall, if not enough to pay the Liquidation Preference Amounts of Series A Investors, be distributed among all Series A Investors in proportion to their respective ownership in the Company; if there is any surplus:

(4)	Series Pre-A Investors shall have the right to receive ahead of other shareholders the following amount: investment amount paid by a Series Pre-A Investor × (1+10% × number of days of holding equity interests ÷ 365) + accrued dividends or declared but undistributed dividends, wherein the number of days of holding equity interests refers to the number of days between the date of payment by each Series Pre-A Investor of its investment amount and the date of receipt by the Series Pre-A Investor of the liquidation preference amount in full; if a Series Pre-A Investor pays its investment amount in installments, its liquidation preference amount shall be calculated in a staged approach (the “Series Pre-A Investor’s Liquidation Preference Amount”). The distributable liquidated property shall, if not enough to pay the Liquidation Preference Amounts of Series Pre-A Investors, be distributed among all Series Pre-A Investors in proportion to their respective Series Pre-A Investor’s Liquidation Preference Amount due; if there is any surplus:

(5)	Finally, after full payment of such amounts as stated in sub-paragraphs (1) to (4), assuming that all preference shares held by the investors have been converted into ordinary shares on a fully-diluted basis, any remaining property of the Company will be distributed among all shareholders (including investors) of the Company in proportion to shareholders’ respective ownership in the Company (calculated under the assumption that [*****] or other employee shareholding platforms have transferred the equity interests then not yet granted under the Employee Equity Incentive Plans to all shareholders of the Company).

Shareholder Agreement of Zhibao Technology (Shanghai) Co., Ltd.

4.6.2	If as required by the then applicable Laws, the Company’s property shall be distributed in proportion to shareholders’ capital contribution after payment of such amounts as set forth in Article 4.6.1(1) above, secondary preferential shareholders shall ensure primary preferential shareholders’ receipt of the full payment of the liquidation preference amount as stipulated in Article 4.6.1. Secondary preferential shareholders agree to, at the request of primary preferential shareholders and to the extent permitted by law, take all steps to cooperate in this respect, provided that all costs and taxes incurred for realization of such adjustments as described in this Article 4.6 shall be borne by the Founding Shareholders and the Company. The amount of compensation payable to secondary preferential shareholders shall be limited to the property or price obtainable by them in the distribution of distributable liquidated property.

4.6.3	The Parties agree that any of the following events shall be deemed liquidation, in the event of the occurrence of which the investors shall have the right to require the Company to go into a liquidation process: (i) liquidation, dissolution, bankruptcy or closure of the Company; (ii) merger or acquisition occurring in relation to the Company, resulting in the Founding Shareholders’ inability to hold or control a relative majority of the voting rights in the shareholders’ meeting of the new company after such merger or acquisition, or to hold or control a majority of the voting rights in the board of directors of the new company after such merger or acquisition; (iii) sale of all or more than fifty percent (50%) of the Company’s equity interests to any third parties; (iv) sale, transfer or disposal of all or more than fifty percent (50%) of the assets of the Company (including its Subsidiaries or branches) to any third parties; or (v) transfer or exclusive licensing of all or substantially all of the Company’s Intellectual Property Rights.

4.6.4	During the period when any investors remain a shareholder of the Company, where the Company has been unable to operate normally due to the disruption of cash flow or other reasons (including but not limited to resignation of more than half of the employees of the Company or its Subsidiaries (according to the number of employees at the end of the latest period), default on payment of employees’ wages, cessation or suspension of business operation by the Company or its Subsidiaries, etc.) for ninety (90) days and the Company has not taken any effective remedial measures, such investors shall have the right to require the Company to go into a liquidation process, and the Founding Shareholders shall cooperate with such investors in handling the relevant liquidation formalities. In the event of refusal to initiate, or a delay in the initiation of, the liquidation process on the part of the Company or the Founding Shareholders, such investors shall have the right to require the Company or the Founding Shareholders to purchase the equity interests held by them in the Company according to such conditions as specified in Article 4.5 hereof.

Shareholder Agreement of Zhibao Technology (Shanghai) Co., Ltd.

4.6.5	The Parties agree that if the liquidation preference clause in Article 4.6 also triggers the application of any other clauses hereof, the investors shall have the right to choose to apply this clause or such other clauses hereof.

4.7	Drag-along Right

4.7.1	Drag-along right (as part of the Series A Shareholders’ Rights):

Three (3) years after the completion of capital increase by Series A Investors, if the Company receives from a third party a genuine M&A offer (including but not limited to acquisition of part or all or substantially all of the Company’s shares, assets or undertakings), and the acquisition price is more than 5 times the investment prices paid by Series A Investors, subject to the approval of the investors representing more than half of the voting rights then held by all investors (all Investors shall vote together as a class), a then Series A Investor shall have the right to require all other shareholders of the Company to, and all other shareholders of the Company shall, agree to such sale within 30 natural days after a drag-along notice is given by the Series A Investor, and sell all equity interests it then holds in the Company on such terms and conditions and at such prices as specified in the drag-along notice. All shareholders agree to sign all such documents as necessary to effect such acquisition, and all shareholders and other shareholders then existing of the Company shall also be obliged to transfer their shares (in whole or in the same proportion) on the same terms and conditions.

Subject to the foregoing provision of this article, if the acquisition cannot be completed due to any reasons attributable to one or all shareholders (other than the relevant investor), Existing Shareholders or their appointed directors, such shareholders or shareholders represented by such directors shall be obliged to purchase all equity interests held by the investor in the Company at a price no lower than that, and on terms no less favorable than those, proposed by the third party as described in the foregoing provision.

4.7.2	Drag-along right (as part of the Series A+ Shareholders’ Rights):

Where the Investor in this Round fails to find another suitable exit channel within 4 years after the Company completes the current round of financing, and the Company or the Founding Shareholders cannot repurchase the equity interests of the Investor in this Round as agreed in Article 4.5 hereof, as long as there is a genuine acquirer (namely, there is no connection between such acquirer and the investors) after December 31, 2023, the Investor in this Round will be given the following options:

If there are two or more prospective buyers, such shares/equity interests will be sold to the highest bidder on terms and conditions satisfactory to the Investor in this Round, and the then overall valuation of the Company will be no lower than RMB One Billion Three Hundred and Twenty-five Million Yuan (RMB1,325,000,000.00); subject to the approval of investors representing more than half of the voting rights then held by all investors (all investors shall vote together as a class), the Investor in this Round shall have the right to require the Founding Shareholders and other investors to jointly sell all or part of their shares/equity interests on the same conditions.

Shareholder Agreement of Zhibao Technology (Shanghai) Co., Ltd.

If a Founding Shareholder refuses to sell all or part of its/his shares/equity interests together with the Investor in this Round on such terms as mentioned above, such Founding Shareholder shall acquire all equity interests held by the Investor in this Round at such acquisition price proposed by the genuine acquirer as confirmed by the Investor in this Round.

If at any point in time after its completion of this round of financing, the Company completes another round of equity financing with a post-money valuation of no less than RMB One Billion Five Hundred Million Yuan (RMB1,500,000,000.00), the Investor in this Round will be no longer entitled to the drag-along right.

4.8	Right of Disposal.

4.8.1	Unless otherwise agreed herein, during the period when an investor holds any equity interests in the Company, the investor shall have the right to transfer in its own discretion all or part of its equity interests in the Company at any time; the Company and other shareholders shall give consent to the investor’s transfer of its equity interests if such consent is required by law; other shareholders hereby agree and represent that by signing this Agreement, they hereby give the investor in advance any form of consent or exemption required by law for equity transfer, and further agree that they are under an obligation to sign the relevant legal documents at the request of the investor to exempt or eliminate any restrictions that the investor may be subject to when selling its equity interests in the Company, provided that the Founding Shareholders may exercise the right of first refusal to purchase such equity interests on the same conditions. Notwithstanding the foregoing, if the investor transfers its equity interests to any of its Affiliates, the Founding Shareholders shall not be entitled to the right of first refusal. The Founding Shareholders shall sign all legal documents related to such equity transfer within thirty (30) days after receiving a written notice from the investor, and pay the equity transfer price to the investor in full. Any Founding Shareholders who fail to complete such purchase within the said period shall be deemed to have waived the right of first refusal with respect to such transfer.

4.8.2	Notwithstanding the foregoing, unless otherwise agreed by the Company’s shareholders’ meeting, no shareholder of the Company may transfer its equity interests in the Company to entities whose principal business is the same as the Group’s Principal Business (i.e. insurance brokerage, Internet insurance brokerage and other insurance businesses) or which directly compete with the Group (the “Competitors of the Company”). Within six (6) months after the Closing of this Capital Increase, the Company’s board of directors shall pass a resolution to approve (which shall include the approval of the Investor Directors) of the list of Competitors of the Company, which list may be updated regularly with the approval (which shall include the approval of the Investor Directors) of the Company’s board of directors; if any shareholder of the Company proposes to transfer its equity interests in the Company to a Competitor of the Company with the approval of the Company’s shareholders’ meeting, the Founding Shareholder shall have the right of first refusal to purchase such equity interests on the same conditions.

4.9	Preferential Terms.

If other shareholders of the Company (including but not limited to shareholders under existing financing arrangements and any shareholders who joined the Company after this Capital Increase) have been entitled to more preferential rights or have been offered more preferential conditions than the Investor in this Round and/or the Investors in Previous Rounds, the Investor in this Round and the Investors in Previous Rounds shall also be entitled to such preferential rights or conditions. However, if this Agreement expressly provides otherwise for the specific rights or conditions of each investor, such provisions hereof shall prevail.

Shareholder Agreement of Zhibao Technology (Shanghai) Co., Ltd.

4.10	Right to Information.

4.10.1	The Company shall provide investors with the financial, business and operational information of the Group as follows:

(1)	within four (4) months after the end of each fiscal year, provide the annual consolidated financial statements and management reports audited by an auditing body, and within one (1) month after the end of each fiscal year, provide the summary of operations and final financial accounts for the previous year;

(2)	within thirty (30) days after the end of each quarter, provide the unaudited quarterly consolidated financial statements and management reports;

(3)	within fifteen (15) days after the end of each month, provide the unaudited consolidated financial statements and management reports for the current month;

(4)	within three (3) days after sending any publicity document or information to other shareholders, provide a copy of such document or information;

(5)	within thirty (30) days before the end of each fiscal year, provide the consolidated financial budget and annual operation plan for the next year;

(6)	within fifteen (15) days before the end of each quarter, provide the consolidated financial budget for the next quarter;

(7)	timely furnish to investors copies of any reports submitted to the relevant stock exchanges, competent authorities and Government Agencies (if any); and

(8)	provide such other information and documents of the Group that may be reasonably requested by the investors.

4.10.2	All financial statements provided by the Company to the investors shall at least include the current income statement, balance sheet and cash flow statement. All management reports shall include comparisons between the financial results and the monthly, quarterly and annual budgets. The Company shall, at its own expense, engage a qualified accounting firm approved by the Investor in this Round to conduct an annual audit of the Group. Unless otherwise agreed herein, the Company’s engagement of an external auditing body shall be subject to the approval (which shall include the approval of all Investor Directors) of the Company’s board of directors, and all financial reports shall be prepared in accordance with the Chinese generally accepted accounting standards.

Shareholder Agreement of Zhibao Technology (Shanghai) Co., Ltd.

4.11	Right of Routine Inspection and Access.

4.11.1	Upon prior notice to the Group, each investor shall have the right to conduct routine inspections of the Group and exercise the right of access to documents and data, financial books and accounts, operational conditions and site facilities, including but not limited to:

(1)	inspection and making copies of the financial reports of the Group;

(2)	inspection and making copy of the various meeting minutes, various management rules and regulations, group-related materials and files of the Company;

(3)	inspection of the accounting books, records, vouchers and other financial documents of the Group;

(4)	access to the consultants, employees, independent accountants and lawyers of the Company; and

(5)	access to other information the investors need to know in relation to the Group’s business operations.

4.11.2	In respect of the routine inspection and access by investors, the Group shall, at the request of the investors, arrange for senior officers and employees of the Company to receive them and answer their inquiries.

4.12	New Shareholders.

If the Company absorbs a new shareholder after the execution hereof, the investors, the Company and the Founding Shareholders shall sign an agreement with the new shareholder, in which agreement it shall be agreed that the absorption of the new shareholder will be without prejudice to any rights of the investors hereunder (except in cases where such restriction may be exempted if agreed by the Parties hereto through negotiation and except in relation to the common right of the investors in the subsequent round to sell their shares using the last in, first out approach). If a shareholder of the Company intends to transfer all of its equity interests in the Company to a third party in accordance with the provisions hereof after signing this Agreement, at the time of acquiring the Company’s equity interests, the transferee of such equity interests shall sign an agreement with the Company and the Company’s shareholders, agreeing that the rights and obligations of the transferring shareholder hereunder will also be transferred to the transferee at the same time.

4.13	Vesting of Equity Interests Held by Restricted Shareholders.

4.13.1	The 60% equity interests directly or indirectly held by the Founding Shareholders and the key personnel (the “Restricted Shareholders”) in the Company as from the date of Closing of capital increase by the Investor in this Round shall be restricted equity interests (the “Restricted Equity Interests”) subject to the restrictions set out in this Article 4.13, and shall be subject to a vesting period of three (3) years (the “Vesting Period”). On each anniversary date from the date of Closing of this Capital Increase, 1/3 of the Restricted Equity Interests held by Restricted Shareholders will vest. For the avoidance of doubt, Restricted Shareholders shall be entitled to all such rights and interests (including the voting right and the right to participate in dividend distribution) as attached to all Restricted Equity Interests held by them, irrespective of whether such Restricted Equity Interests have vested or not, until their Restricted Equity Interests have been acquired in accordance with the following provisions of this Article 4.13 or the voting rights attached to the vested equity interests they are entitled to continue to hold after leaving the Company have been delegated.

Shareholder Agreement of Zhibao Technology (Shanghai) Co., Ltd.

4.13.2	Subject to the Laws of China, other shareholders (excluding the employee equity incentives held by an employee shareholding platform/the Founding Shareholders on employees’ behalf) of the Company shall have the right to acquire the Restricted Equity Interests of Departing Shareholders (as defined below) in proportion to their respective ownership in the Company. In particular, if other shareholders’ exercise of the right to acquire will result in a change of the Company’s control, other shareholders may exercise such right to acquire under this article in the above proportion only to the extent that no change of control will occur.

If any one (1) of such shareholders omit to exercise such right, the other shareholders shall have the right to exercise such right to the extent of such omission.

4.13.3	Each Restricted Shareholder hereby agrees that if a Restricted Shareholder (the “Departing Shareholder”):

(1)	terminates his/her employment relationship with the Company or becomes unable to work for the Group on a full-time basis at any time during the Vesting Period due to an agreement reached among the Parties or other reasons not attributable to the Departing Shareholder (for the avoidance of doubt, for the purposes of this Article 4.13, the Departing Shareholder shall not be deemed in breach of this article if he/she concurrently holds another position in Shanghai GBG Enterprise Management Consulting Co., Ltd. with the written consent of the Investor in this Round), then other shareholders (as agreed in Article 4.13.2, hereinafter referred to as the “Acquirers”) of the Company shall have the right to, by written notice to the Departing Shareholder, acquire the unvested Restricted Equity Interests of the Departing Shareholder based on 80% of the then overall valuation of the Company (for the avoidance of doubt, in the event that the Departing Shareholder is a partner of [*****], the acquired Restricted Equity Interests or the vested Restricted Equity Interests the voting rights attached to which shall be delegated refer to the corresponding equity interests held by the Departing Shareholder in the Company indirectly through ownership of partnership interests in [*****]; in the event that the Departing Shareholder is [*****], the acquired Restricted Equity Interests or the vested Restricted Equity Interests the voting rights attached to which shall be delegated refer to the corresponding equity interests held in the Company by [*****] directly and indirectly (through ownership of partnership interests in [*****]); this principle shall also apply to other applicable provisions of this Article 4.13. If the acquired Restricted Equity Interests are equity incentives, namely, where the Departing Shareholder is a partner of [*****], [*****] shall acquire and continue to hold such Restricted Equity Interests for free, which applies throughout this Agreement), and require the Departing Shareholder to sign a proxy for voting rights attached to equity interests in form and content satisfactory to the Company and the Acquirers with respect to the voting rights attached to the vested Restricted Equity Interests the Departing Shareholder is entitled to continue to hold after leaving the Company.

(2)	terminates his/her employment relationship with the Company or becomes unable to work for the Group on a full-time basis at any time during the Vesting Period due to illness, death, force majeure, etc., then the Acquirers shall have the right to, by written notice to the Departing Shareholder, acquire the then unvested Restricted Equity Interests of the Departing Shareholder at a price equal to the principal of capital contribution paid by the Departing Shareholder, and acquire the then vested equity interests of the Departing Shareholder based on 80% of the then overall valuation of the Company.

Shareholder Agreement of Zhibao Technology (Shanghai) Co., Ltd.

(3)	voluntarily resigns, or leaves the Company due to the performance of any activity detrimental to the Company’s interests, or engages in any business competing with the Company or participates in or joins a Competitor of the Company, then the Acquirers shall have the right to, by written notice to the Departing Shareholder, acquire the then unvested Restricted Equity Interests and vested equity interests of the Departing Shareholder at a price equal to the principal of capital contribution paid by the Departing Shareholder with respect to such unvested Restricted Equity Interests and vested equity interests. The Departing Shareholder shall also compensate the Group and the investors for the losses caused thereto due to his/her voluntary resignation/negligence (the Group and/or the investors shall have the right to deduct such compensation from the repurchase price).

4.13.4	The Departing Shareholder shall, within thirty (30) days of receiving the above written notice from an Acquirer, sign the relevant equity transfer agreement, proxy for voting rights attached to equity interests and other relevant documents as soon as possible, and take all such steps as required by the Acquirer to ensure earlier completion of the Acquirer’s acquisition of the Departing Shareholder’s Restricted Equity Interests (including handling the necessary formalities for change of industrial and commercial registration).

4.13.5	If the labor contract between an employee participating in an Employee Equity Incentive Plan and the Company has been dissolved or terminated, the relevant parties shall dispose of the options or equity interests held by such employee according to the solution approved by the board of directors and in accordance with the provisions of the Equity Incentive Plan.

4.14	Right to Restructure and Parallel Structure.

Subject to agreement by the Parties through negotiation, the Group may, for the Group’s overseas financing or listing or other reasonable reasons, be restructured to adopt an overseas structure in due time, and the relevant taxes arising therefrom shall be borne by each taxpayer according to law. In such case, the investors or their overseas Affiliates shall, based on this Capital Increase, unconditionally hold preference shares of the overseas special-purpose company established by the Group, and in addition to all such rights, powers and privileges as available to the investors hereunder, shall also be entitled to such rights attached to preference shares as stock registration rights, conversion rights and voting rights.

4.15	Cooperation with Listing Efforts.

The Founding Shareholders and the Company shall strive to accomplish the Company’s listing on a stock exchange market jointly recognized by the investors and the Company by December 31, 2022. The investors hereby acknowledge that the investors’ priority rights hereunder shall, save as otherwise required by the relevant approving authorities and regulations, and unless a separate written agreement is concluded between the investors and the Company, terminate after the Company submits a formal and qualified listing application to the China Securities Regulatory Commission; if for any reason such qualified listing application of the Company is not approved or no Qualified Listing is accomplished within 12 months of the termination of the priority rights, the relevant provisions governing such priority rights will be automatically be brought back into force. For the avoidance of doubt, after the Company is restructured into a company limited by shares, unless otherwise agreed, this Agreement and the clauses governing the investors’ priority rights contained herein shall remain binding upon the Parties.

Shareholder Agreement of Zhibao Technology (Shanghai) Co., Ltd.

In order to ensure the Company’s accomplishment of a Qualified Listing as scheduled, after the completion of this Capital Increase, the Group shall operate in accordance with the requirements of the relevant Laws, regulations and regulatory documents, and actively address any defects in the Group’s development history, business operations, taxation, employment, assets, related-party transactions, horizontal competition, independence and other aspects; the Group and the Founding Shareholders shall be jointly and severally liable for the expenses resulting therefrom according to law, provided that the joint and several liability assumed by the Founding Shareholders shall be limited to the value of the equity interests then held by them in the Company. However, the above restriction shall not apply if such expenses are caused by any malicious concealment of fact on the part of the Founding Shareholders or the Group in this Capital Increase and/or on the part of the Investors in Previous Rounds in the due diligence investigation of the Group, or caused by any violation of the Transaction Documents by the Founding Shareholders or the Group and/or the Investors in Previous Rounds.

Except as otherwise provided by the applicable Laws of China and the listing rules of the relevant stock exchange, the investors’ trading of shares shall not be subject to any lock-up restrictions.

4.16	Founding Shareholders’ Priority Right to Invest.

Subject to the provisions hereof, if (I) the Company becomes unable to operate normally in the event of any liquidation, winding-up, actual stalemate in business development or deemed liquidation, or if there occur any other circumstances stipulated herein under which the investors may require the Company and the Founding Shareholders to repurchase their equity interests in the Company; and (II) the cumulative returns on investment or other gains from property obtained by any investors (the “Preferred Participants”) from the Company and the Founding Shareholders are less than their respective investment amounts (the “Investment Failure”), where the Founding Shareholders, whether alone or jointly with other persons, engage in commercial activities independent of the Group by establishing new enterprises or merging with existing enterprises, or develop new business or otherwise change the business direction (the “New Projects “), the Preferred Participants shall have the right to require the Founding Shareholders to transfer to the Preferred Participants or otherwise obtain the benefits of the New Projects at no cost or at minimal cost, and unless otherwise agreed by the Preferred Participants in writing, the Preferred Participants’ share of interests in the New Projects shall be no lower than their respective percentage of ownership in the Company.

5	Breach and Liability for Breach

5.1	Breach.

If any Party has violated this Agreement and the Transaction Documents (including but not limited to any representations, warranties or undertakings under the Transaction Documents) or failed to perform or fully perform its obligations under the Transaction Documents, such Party shall be deemed in breach of this Agreement and be considered as the breaching party.

The breaching party shall begin to cure such non-performance within 7 days after receiving from any other Parties a written notice to such effect (which notice shall describe the nature of the alleged breach in reasonable detail), and complete such cure within 30 days. Moreover, if any Party’s breach hereof has caused any other Parties to incur any expenses, responsibilities or losses, the breaching party shall be liable to indemnify and hold the non-breaching parties harmless from any such expenses, responsibilities or losses (including but not limited to interest payments or loss of interest, attorney’s fees and other indirect losses resulting from such breach).

Shareholder Agreement of Zhibao Technology (Shanghai) Co., Ltd.

Without limiting the generality of the foregoing provisions, the Founding Shareholders and the Company shall be jointly and severally liable to indemnify the investors and their Affiliates, directors, partners, members, shareholders, employees, agents and representatives (the “Indemnified Persons”) for all losses, damages, responsibilities, claims, proceedings, costs and expenses (reasonable expenses, compensation and other consultant’s fees incurred in the proceedings regarding the investigation or evaluation of the relevant claims between the Indemnified Persons and the indemnifying parties or any third parties) (collectively, the “Losses”) incurred by the Indemnified Persons due to or as a result of any untrue, inaccurate, incomplete or misleading representations and warranties of the Founding Shareholders and the Company hereunder (including those disclosed in the disclosure letter), or any breach of any other undertakings hereunder or provisions hereof on the part of the Founding shareholders or the Company.

The investors, acting on behalf of themselves or each other Indemnified Person, shall ensure that the investors and each other Indemnified Person, whether or not a party hereto, will be appropriately indemnified.

5.2	Liability.

Once a breach of contract occurs, the breaching party shall bear the liability for breach of contract in accordance with the relevant provisions hereof, and shall, without prejudice to the right of the non-breaching parties to require the breaching party to continue to perform this Agreement or terminate this Agreement, compensate the non-breaching parties for losses caused thereto by such breach. Unless otherwise agreed herein, should the Company or any Founding Shareholders be the breaching party, the Company and the Founding Shareholders shall be jointly and severally liable to pay compensation.

Unless this Agreement provides otherwise for liquidated damages, in the event of late payment, for each day of delay, the breaching party shall pay to the non-breaching parties liquidated damages at five ten-thousandths of the unpaid amount.

If the Founding Shareholders fail to make compensation for equity interests in accordance with Article 4.4 hereof, then for each day of delay, the Founding Shareholders shall pay to the investors liquidated damages at five ten-thousandths of the corresponding monetary compensation, until full compensation has been made for equity interests. Before it pays up the capital increase amount, the Investor in this Round shall not be entitled to such “Special Rights of Investors” as set out in Article 4 hereof with respect to the equity interests corresponding to the unpaid capital increase amount; in the event of late payment of the capital increase amount, the Investor in this Round shall pay liquidated damages in accordance with the foregoing provision.

[*****] and [*****] (i) agree to exempt the Group and the Founding Shareholders from any responsibility and liability for breach of contract for failure to fulfil such post-Closing undertakings as set out in sub-paragraphs (6) and (15) of Article 3.2.1 of the [*****]/[*****] Capital Increase Agreement within the period from the date of Closing of capital increase by [*****] to the date of expiration of three months from the date of Closing of capital increase by the Investor in this Round; however, if such undertakings remain unfulfilled three months after the date of Closing of capital increase by the Investor in this Round, [*****] and [*****] shall nevertheless have the right to pursue a claim for breach of contract against the Group and the Founding Shareholders for failure to fulfil such post-Closing obligations in a timely fashion in accordance with the [*****]/[*****] Capital Increase Agreement; (ii) agree to exempt the Group and the Founding Shareholders from any liability and obligation for breach of contract for failure to fulfil such post-Closing undertakings as set out in sub-paragraph (14) of Article 3.2.1 of the [*****]/[*****] Capital Increase Agreement; (iii) agree to exempt the Group and the Founding Shareholders from any responsibility and liability for breach of contract that shall be borne by the Group and the Founding Shareholders under the [*****]/[*****] Capital Increase Agreement due to the resignation of key personnel thereunder during the period from the date of Closing of capital increase by [*****] to the date of Closing of capital increase by the Investor in this Round.

Shareholder Agreement of Zhibao Technology (Shanghai) Co., Ltd.

6	Modification and Termination of Agreement

6.1	Modification.

Any amendments or modifications to this Agreement shall be subject to further negotiation and agreement among the Parties, and shall not become effective until the Parties sign a written supplementary agreement on such amendments or modifications. Such supplementary agreement shall be an integral part of, and have the same legal effect as, this Agreement.

6.2	Termination.

6.2.1	Unless otherwise provided herein, this Agreement shall be terminated:

(1)	upon unanimous agreement of the Parties;

(2)	If any Party breaches this Agreement and fails to make corrections within thirty (30) days, or if any Party has breached this Agreement for two or more times, the non-breaching parties shall have the right to terminate this Agreement unilaterally; the Group and the Founding Shareholders, however, may not unilaterally terminate this Agreement on the ground of breach of contract by any Party;

(3)	The Capital Increase Agreement has been terminated by the Parties.

6.2.2	For the avoidance of doubt, if any Party elects to terminate this Agreement, the validity of this Agreement shall not be affected for other Parties, and this Agreement shall continue in force and effect among other Parties.

6.3	Effectiveness of Termination.

Any Party who proposes to terminate this Agreement shall give the other Parties a written notice, which shall become effective when it is served upon the other Parties.

6.4	Effect of Termination.

After this Agreement is terminated, unless otherwise agreed by the Parties, the Parties hereto shall endeavor to restore themselves to the state as at the time of execution hereof according to principles of fairness, reasonableness and good faith, and return the payments of consideration received from any other Parties under this Agreement or the relevant capital increase agreements within 90 days after the termination hereof, in each case without prejudice to the right of the non-breaching parties to require the breaching party to bear the liability for breach of contract, pay liquidated damages and compensate for losses.

Shareholder Agreement of Zhibao Technology (Shanghai) Co., Ltd.

7	Force Majeure

7.1	Force majeure means events unforeseeable, unavoidable and insurmountable by the Parties hereto at the time of signing this Agreement which may render any Party partially or completely unable to perform any provision hereof, including earthquakes, typhoons, floods, fires, wars and any other similar unforeseeable, unavoidable or insurmountable circumstances, but excluding such occurrences as changes in the macro-economic environment, changes in the government or industrial policies, changes in the relevant industry’s operating environment, trade protection policies adopted by any country, regional or global financial crises and other similar events.

7.2	Once a force majeure event occurs, the Party prevented from performing this Agreement may suspend performance of its obligations hereunder for so long as such force majeure event exits without being deemed in breach hereof, provided that the affected Party shall immediately notify the other Parties in writing, and provide, within 15 days from the date of occurrence of such force majeure event, the relevant documents proving the occurrence and/or existence thereof to the other Parties in accordance with the Laws of China; otherwise, no force majeure event shall be deemed to have occurred.

7.3	In case of occurrence of a force majeure event, the Parties hereto shall immediately engage in negotiations to seek a just and reasonable solution, and shall use all reasonable endeavors to mitigate the adverse impact of such force majeure event on the performance hereof.

8	Notices

8.1	Form of Notice.

The written notices or other documents sent by any Party to another Party as required hereby shall be written in Chinese, and may be delivered by hand, or sent by a recognized courier service, fax, or email to such other Party’s address below. Written notices or documents shall be deemed served as follows:

8.1.1	Written notices or documents delivered by hand shall be deemed duly served on the date when delivered.

8.1.2	Written notices or documents sent by courier shall be deemed duly served on the earlier of the third (3rd) day after being handed over to a recognized courier service and the date of receipt by the notified person or the contact person thereof.

8.1.3	Written notices or documents sent by fax or e-mail shall be deemed duly served on the first (1st) working day after the date of transmission.

8.2	Correspondence Address.

The correspondence addresses of the Parties are shown in Exhibit I hereto. If there is any change in the corresponding address of any Party (the “Party Changing Address”), the Party Changing Address shall notify the other Parties within seven days after the occurrence of such change. The losses resulting from any failure of the Party Changing Address to so notify the other Parties in a timely manner as agreed shall be borne by the Party Changing Address.

Shareholder Agreement of Zhibao Technology (Shanghai) Co., Ltd.

9	Confidentiality

9.1	Confidential Information.

9.1.1	The Parties agree that they shall be under a confidentiality obligation with respect to the following information (collectively, the “Confidential Information”): (i) any oral or written data exchanged due to the execution and performance hereof; (ii) the execution hereof and the arrangements and contents of transactions, etc. described herein; (iii) investments that the investors intend to make; and (iv) any confidential or proprietary information that has been or may be disclosed by any Party in relation to its business, financial condition, customer data, and other confidential matters.

9.1.2	No Parties (including directors, senior officers and employees who need to access such information for the purpose of performance hereof) may directly or indirectly disclose, communicate, assign, transfer, license or make known any Confidential Information to any third party, or use the Confidential information for any purpose other than the performance of this Agreement or any contract or agreement attached hereto.

9.2	Exclusions.

The restrictions on Confidential Information stipulated in Article 9.1 hereof shall not apply to:

9.2.1	with the consent of the investors, confidential communications conducted, for the purpose of performance hereof, between the Parties and their respective Affiliates (including shareholders, directors, senior officers and employees), professional consultants and others who are bound by the same confidentiality obligations as the Parties;

9.2.2	disclosures requested by the applicable Laws, provided that any Party that has received such request shall, to the extent permitted by law, immediately notify the Party required to provide Confidential Information in writing and give it a reasonable opportunity to raise objections; and

9.2.3	information that has entered the public domain through no violation of the Transaction Documents.

9.3	Safeguards.

9.3.1	Each Party shall inform its shareholders, directors, senior officers, employees and agents who have access to any Confidential Information of the existence and provisions of this Article 9, and develop rules and procedures to cause its directors, senior officers, employees and agents to fulfil such confidential obligations as provided in this Article 9. Each Party shall sign a confidentiality agreement with each of its shareholders, directors, senior officers, employees and agents who have access to the Confidential Information (such confidentiality agreement shall be deemed to have been signed if the confidentiality clause contained in the labor contracts or any other relevant contracts or agreements signed with such persons cover the Confidential Information).

9.3.2	Without prejudice to the generality of the foregoing provisions of this Article 9, no personnel (including but not limited to directors and general managers) appointed or recommended by the Parties may use or disclose any Confidential Information they may have access to due to involvement in any investments or investment decisions or business activities of their appointing or recommending Parties or the Affiliates thereof.

Shareholder Agreement of Zhibao Technology (Shanghai) Co., Ltd.

9.4	Survival.

Upon the expiration or early termination hereof, the provisions and obligations under this Article 9 shall continue in force and effect and remain binding upon the Parties and their respective permitted assigns and successors.

10	Dispute Resolution

10.1	Applicable Law.

The conclusion, validity, interpretation, performance, modification and termination of this Agreement, as well as the resolution of disputes arising hereunder, shall be governed by the laws of China.

10.2	Dispute Resolution.

The Parties hereto shall attempt to resolve any dispute arising out of the interpretation and performance hereof first through friendly negotiation. If such dispute cannot be resolved after a Party sends a written notice to the other Parties requesting for resolution thereof through negotiation, any Party may submit such dispute to the China International Economic and Trade Arbitration Commission Shanghai Sub-commission for arbitration in Shanghai in accordance with its arbitration rules then in force. The arbitral tribunal shall be final and binding upon all parties to such dispute.

11	General Provisions

11.1	Effectiveness.

11.1.1	This Agreement shall become effective and binding upon the Parties after being signed by the duly authorized representatives of the Parties and from the date of closing as defined in the Capital Increase Agreement. The indemnification obligations of each Party hereunder shall survive the termination or dissolution hereof, and other Parties reserve the right to hold such Party liable in accordance with this Agreement or other legal provisions.

11.1.2	This Agreement constitutes the entire understanding and agreement among the Parties regarding the matters described herein, and supersedes any prior written or oral representations, agreements or arrangements made or entered into by the Parties with respect to the same or similar matters, including but not limited to the provisions governing the rights and interests between shareholders contained in all investment agreements among the Parties that have come into force or are being performed, shareholder agreements, memorandums or any other documents containing the relevant clauses. Unless otherwise specifically agreed, if there is any inconsistency between any such documents, agreements or arrangements and this Agreement, this Agreement shall prevail.

Shareholder Agreement of Zhibao Technology (Shanghai) Co., Ltd.

11.2	Headings.

The headings contained herein are inserted for convenience purposes only and shall not be used in the interpretation of this Agreement.

11.3	Expenses.

Unless otherwise provided in this Agreement or other Transaction Documents, the Parties shall bear all their respective taxes and costs incurred due to the transactions agreed herein.

11.4	No Implied Waiver.

Save as otherwise provided herein, no waiver by any Party of any right hereunder shall be deemed made unless in writing. No waiver by any Party of any breach hereof by another Party under a particular circumstance shall operate as a waiver of any similar breach hereof by such other Party under other circumstances. Moreover, no failure of any Party to insist on the strict performance of any provision hereof or to exercise any right hereunder shall operate as a waiver of such provision or a waiver of any future exercise of such right. All remedies stipulated herein are cumulative and do not exclude other remedies provided by law.

11.5	Related Parties.

This Agreement shall be binding upon and inure to the benefit of the successors and administrators of the Parties, and the assignees to whom any Parties assign their rights and interests in accordance with the Laws and the terms and conditions hereof.

[*****] shall be entitled to the shareholders’ rights available to non-investors, as the shareholding platform of the Company’s Employee Equity Incentive Plan and based on its investment in the Company, and to Series A+ Shareholders’ Rights as the Investor in this Round, and also to Series A Shareholders’ Rights as a Series A Investor/an Investor in a Previous Round. In this Agreement, the Series A+ Shareholders’ Rights to which [*****], as the Investor in this Round, is entitled shall be limited to an amount of RMB [*****] in the Company’s additional registered capital subscribed for by [*****] with an investment amount of RMB [*****] in this Capital Increase. Additionally, the shareholders rights available to Series A Investors and Investors in Previous Rounds to which [*****], as a Series A Investor, is entitled shall be limited to the Company’s equity interests (as well as a capital contribution amount of RMB [*****] paid to the Company for such portion of equity interests) corresponding to an amount of RMB [*****] in the Company’s registered capital, which have been acquired by [*****] from [*****]; the shareholders’ rights to which [*****], as a non-investor, is entitled shall be limited to the Company’s equity interests corresponding to an amount of RMB [*****] in the Company’s registered capital, which have been acquired by [*****] from the Founding Shareholder [*****] and [*****].

Shareholder Agreement of Zhibao Technology (Shanghai) Co., Ltd.

11.6	No Agency.

Nothing in this Agreement shall be construed as constituting any Party as the agent or partner of another Party. In no event shall any Party have the authority to bind (or represent to third parties that it has the authority to bind) any other shareholders without the prior written consent of such other shareholders.

11.7	Conflict.

If there is any conflict between the provisions of this Agreement and any other legal documents signed by the Group or its Affiliates, the provisions of this Agreement shall prevail. If in order to request for any specific act by a Government Agency, there is a need to sign separate legal documents with respect to this Capital Increase in such form as furnished by the Government Agency, this Agreement shall take precedence over such legal documents, which legal documents can only be used to request for such specific act by the Government Agency, and may not be used to establish and prove the rights and obligations of the relevant Parties in relation to the matters provided for therein.

If there is any inconsistency between the provisions of this Agreement and the Articles of Association or other Transaction Documents, the provisions of this Agreement shall prevail, and the Parties hereto shall cooperate in taking all necessary steps to make appropriate amendments to the Articles of Association to reflect the provisions of this Agreement as much as possible; as regards preferred shareholders’ priority rights not provided for in the Articles of Association, the Parties hereby acknowledge and agree that the relevant provisions of this Agreement shall apply. Without prejudice to the foregoing, the Parties agree to file the Articles of Association and other relevant Transaction Documents confirmed by the Parties (collectively, the “Confirmed Documents”) with the local industrial and commercial administration in the place where the Company is located for registration. If the local industrial and commercial administration has set additional requirements for the form of any document filed by the Company, the Parties shall, in good faith and on the basis of full consultation, provide a supplementary document that meets such requirements of the administration and file it for industrial and commercial registration. If there is any inconsistency between a document filed for industrial and commercial registration and the relevant Confirmed Document, the Confirmed Document shall prevail.

11.8	Nature of Agreement.

The Parties agree that neither this Agreement nor other Transaction Documents will be filed with the government authorities for the record. The Parties agree that unless any particular provision hereof is clearly held by a relevant arbitration body or Chinese court to be not legally binding for violation of any prohibitive or restrictive legal provision, the Parties shall perform all provisions hereof in good faith, and shall not refuse to perform this Agreement or a particular provision hereof on the ground that this Agreement has not been filed. Additionally, the Parties agree that they have fully consulted their lawyers and fully understood and agreed to the nature of this Agreement, and have signed this Agreement all of their own free will. Therefore, in no event may any Party take the initiative to apply to any government authority, court, arbitration body or other entity for finding any provision hereof as not legally binding.

Shareholder Agreement of Zhibao Technology (Shanghai) Co., Ltd.

11.9	Assignment of Agreement.

Unless otherwise provided herein or otherwise unanimously agreed by the Parties, no parties other than the investors may assign their rights or obligations hereunder to a third party.

11.10	Severability.

If any one or more provisions of this Agreement are held to be invalid, illegal or unenforceable in any respect under any applicable Laws or regulations, the validity, legality or enforceability of the remaining provisions shall in no way be affected or impaired thereby. The Parties shall negotiate in good faith and strive to agree upon new provisions to the extent permitted by law, the economic effect of which new provisions shall come as close as possible to that of the previous invalid, illegal or unenforceable provisions.

11.11	Integrity.

The exhibits hereto shall form an integral part of, and have the same legal effect as, this Agreement. Any references to this Agreement shall include the exhibits hereto.

11.12	Language and Counterpart.

This Agreement is prepared in the Chinese language and made in multiple copies; each Party shall hold one (1) copy, and all copies shall be equally authentic.

(Remainder of Page Intentionally Left Blank)

This is only the signature page to the Shareholder Agreement of Zhibao Technology (Shanghai) Co., Ltd.

Zhibao Technology (Shanghai) Co., Ltd. (seal)

Signature:

Name:	Ma Botao

Title:	Legal Representative

This is only the signature page to the Shareholder Agreement of Zhibao Technology (Shanghai) Co., Ltd.

Shanghai Anyi Network Technology Co., Ltd. (seal)

Signature:

Name:	Luo Xiao

Title:	Legal Representative

This is only the signature page to the Shareholder Agreement of Zhibao Technology (Shanghai) Co., Ltd.

Sunshine Insurance Brokers (Shanghai) Co., Ltd. (seal)

Signature:

Name:	Li Minghua

Title:	Legal Representative

This is only the signature page to the Shareholder Agreement of Zhibao Technology (Shanghai) Co., Ltd.

Signature:

Name:

Title: